UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

DOMINION HOMES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOMINION HOMES, INC.

5000 Tuttle Crossing Boulevard

P.O. Box 5000

Dublin, Ohio 43016-5555

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend our 2006 annual meeting of shareholders, which will be held at our headquarters, 5000 Tuttle Crossing Boulevard, Dublin, Ohio, on Wednesday, May 10, 2006, at 9:00 a.m., local time. The annual meeting is being held for the following purposes:

(1)	To elect (a) one Class I director to fill the vacancy created by the resignation of a Class I director, to serve for a one-year term expiring at the 2007 annual meeting of shareholders or until his successor has been elected or appointed, and (b) four Class II Directors, each to serve for a two-year term expiring at the 2008 annual meeting of shareholders or until their respective successors have been elected or appointed;

(2)	To act on a proposal to approve certain amendments to the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan (the “2003 Incentive Equity Plan”) to: (a) increase the authorized number of common shares available for issuance from 500,000 common shares to 1,250,000 common shares, (b) allow for the award of whole shares to non-employee directors of the Company, which shall be issued in lieu of cash fees for Board service to which these directors might otherwise be entitled, and (c) to clarify that the restrictions on price and vesting of awards under the 2003 Incentive Equity Plan will not apply to grants of time-based restricted shares that vest in equal increments of not more than 33 1/3 percent, all as set forth in the Amendment to the 2003 Incentive Equity Plan attached hereto as Appendix A; and

(3)	To transact any other business which may properly come before the annual meeting or any adjournment thereof.

These items are more fully described in the following pages, which are made part of this notice. Only shareholders of record at the close of business on March 21, 2006 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the annual meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed from within the United States, has been provided for your use. If you attend the annual meeting and inform the inspector of elections of the Company that you wish to vote your shares in person, your proxy will not be used. If you wish to attend the annual meeting and your shares are held of record by a brokerage firm, bank or other nominee, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the annual meeting. In order to vote your shares at the annual meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

By Order of the Board of Directors,

Dublin, Ohio	Christine A. Murry
April 12, 2006	Secretary

DOMINION HOMES, INC.

5000 Tuttle Crossing Boulevard

P.O. Box 5000

Dublin, Ohio 43016-5555

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 10, 2006

GENERAL INFORMATION

Purpose, Place, Date and Time of the Annual Meeting

This proxy statement and the accompanying proxy and Notice of Annual Meeting of Shareholders is furnished to you in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the Company’s 2006 annual meeting of shareholders or any postponement or adjournment of that meeting. The annual meeting will be held at our corporate offices at 5000 Tuttle Crossing Boulevard, Dublin, Ohio on Wednesday, May 10, 2006 at 9:00 a.m., local time for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement, the accompanying proxy, Notice of Annual Meeting and a copy of our 2005 Annual Report to Shareholders are first being mailed to shareholders on or about April 12, 2006.

Record Date and Share Ownership

Holders of record of our common shares at the close of business on March 21, 2006 are entitled to notice of and to vote at the annual meeting and any postponement or adjournment of the meeting. At that time, we had 8,250,615 common shares outstanding and entitled to vote. Each common share outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

Submitting and Revoking Your Proxy

All common shares represented by each properly executed proxy received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. Except as described below with respect to broker non-votes, if no directions have been specified on a proxy, the common shares represented by the proxy will be voted in accordance with the Board’s recommendations, which are as follows:

“FOR” election as directors of the five nominees named in the accompanying form of proxy; and

“FOR” the approval of the amendments to the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan.

Without affecting any vote previously taken, a shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by either: (1) giving notice of such revocation to the Company in writing or other verifiable communication delivered to Christine A. Murry, Secretary of the Company, at our corporate offices at 5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio 43016-5555, (2) executing a subsequent proxy, or (3) attending the 2006 annual meeting and giving notice of such revocation in person to the inspector of elections at the annual meeting. Attendance at the 2006 annual meeting will not, in and of itself, constitute revocation of a proxy.

Quorum and Required Vote

The presence, in person or by proxy, of a majority of voting shares of the Company outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Common shares represented by proxies that have been signed or which constitute a verifiable communication and are delivered to us will be counted toward the quorum in all matters, even though they are marked as “Abstain,” “Against” or “Withhold Authority” on any or all matters, or they are not marked at all. Broker non-votes, as described in the following paragraph, also will be counted toward the establishment of a quorum.

Broker/dealers who hold their customers’ common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters which, under such rules, typically include the election of directors. Broker/dealers may not vote such common shares on other matters without specific instructions from the customers who own such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common shares at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold Authority” will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect. The approval of amendments to the Company’s Amended and Restated 2003 Incentive Equity Plan, and all other proposals submitted to our shareholders for approval at the annual meeting, requires the affirmative vote of holders of a majority of our common shares issued and outstanding as of the record date at a meeting at which a quorum is present. For purposes of determining the number of our common shares voting on such matters, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Cost of Solicitation

We will bear all costs of the solicitation of proxies. Solicitation of proxies will be made by mail. Proxies may be further solicited for no additional compensation by our officers, directors, or employees by telephone, written communication or in person. Upon request, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of our common shares. No solicitation will be made by specially engaged employees or other paid solicitors.

VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

Ownership of Our Common Shares by Principal Shareholders

The following table sets forth information as of March 21, 2006 (except as noted below), relating to the beneficial ownership of our common shares by each person known by us to own beneficially more than 5% of our outstanding common shares.

	Number of Common Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Sole Voting and/or Investment Power		Shared Voting and/or Investment Power		Total	Percent of Class (2)
Douglas G. Borror (3)	108,128	(4)	3,926,324	(5)	4,034,452	48.9%
Donald A. Borror (3)	37,547	(6)	3,926,324	(5)	3,963,871	48.0%
David S. Borror (3)	22,631	(7)	3,926,324	(5)	3,948,955	47.9%
Terry E. George(3)	13,000		3,926,324	(5)	3,939,324	47.8%
BRC Properties Inc. (3)	3,926,324	(5)	—		3,926,324	47.6%
BRC Properties Inc.,	—		3,926,324	(5)	3,926,324	47.6%
Donald A. Borror,
Douglas G. Borror,
David S. Borror and
Terry E. George, as a group
Aegis Financial Corporation (8)	949,323		—		949,323	11.5%
1100 North Glebe Road,
Suite 1040
Arlington, VA 22201
William S. Berno and Paul Gambal (8)	—		949,323		949,323	11.5%
1100 North Glebe Road,
Suite 1040
Arlington, VA 22201

Scott L. Barbee (8)	12,000	949,323	961,323	11.7%
1100 North Glebe Road,
Suite 1040
Arlington, VA 22201
FMR Corp. (9)	820,000	—	820,000	9.9%
82 Devonshire Street
Boston, MA 02109
Dimensional Funds Advisors Inc. (10)	634,474	—	634,474	7.7%
1299 Ocean Avenue, 11th
Floor, Santa Monica, CA
90401

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2)	Percent of Class is calculated by dividing the number of common shares beneficially owned by a person by the sum of 8,250,615 common shares outstanding as of March 21, 2006 and the number of common shares as to which the person has the right to acquire beneficial ownership within sixty (60) days of March 21, 2005.

(3)	The address of Donald A. Borror, Douglas G. Borror, David S. Borror, Terry E. George, and BRC Properties Inc. (“BRC”) is 5000 Tuttle Crossing Boulevard, Dublin, Ohio 43016-5555.

(4)	Includes 30,000 restricted common shares awarded to Mr. Douglas Borror on October 22, 2002, which shares will vest, if at all, upon (a) the expiration of five years from the date of the award, (b) the Company’s achievement of shareholder’ equity of not less than $175,000,000, and (c) Mr. Douglas Borror continuing to be employed with the Company as of such date. Also includes 40,000 restricted common shares awarded to Mr. Douglas Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company’s achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution). Also includes 25,406 common shares held by The Principal Group, as Trustee of the Dominion Homes, Inc. Retirement Plan and Trust, which common shares are voted at the direction of Mr. Douglas Borror.

(5)	Share total is based on information provided to the Company by BRC. By virtue of their ownership and/or control of BRC, each of Donald A. Borror, Douglas G. Borror, David S. Borror, and Terry E. George may be deemed to beneficially own the common shares of the Company held by BRC. See “Certain Relationships and Related Transactions – Description and Ownership of BRC” for additional information.

(6)	Consists of common shares held by The Principal Group, as Trustee of the Dominion Homes, Inc. Retirement Plan and Trust, which common shares are voted at the direction of Mr. Donald Borror.

(7)	Includes 20,000 restricted common shares awarded to Mr. David Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company’s achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(8)

Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. According to the Schedule 13G, Aegis Financial Corporation is the beneficial owner of and has the sole power to vote and dispose of 949,323 common shares. In addition, each of William S. Berno, Paul Gambal and

Scott L. Barbee share the power to vote or dispose of these 949,323 shares. In addition to these common shares, Mr. Barbee is the beneficial owner of and has the sole power to vote and dispose of 12,000 common shares.

(9)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. According to the Schedule 13G, Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR Corp. (“FMR”) and an investment adviser under the Investment Advisers Act of 1940. Fidelity is an investment adviser to Fidelity Low Priced Stock Fund (the “Fund”), which is the reported owner of the 820,000 common shares listed above. Edward C. Johnson 3d (Chairman of FMR), FMR (through its control of Fidelity) and the Fund each has the power to dispose of the 820,000 common shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the common shares, which power resides with the Fund. Fidelity carries out the voting of the common shares under written guidelines established by the Fund’s board of trustees.

(10)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006. According to this Schedule 13G, Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the common shares that are owned by the Funds, and may be deemed to be the beneficial owner of the common shares by the Funds. However, all common shares are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Ownership of Our Common Shares by Directors and Executive Officers

The following table sets forth information, as of March 21, 2006 (except as noted below) regarding beneficial ownership of our common shares by each of our directors and nominees, each of our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group:

	Number of Common Shares Beneficially Owned (1)
Name of Beneficial Owner	Sole Voting and/or Investment Power		Shared Voting and/or Investment Power		Total	Percent of Class(2)
David Blom	5,000	(3)	—		5,000	*
David S. Borror	22,631	(4)	3,926,324	(5)	3,948,955	47.9%
Donald A. Borror	37,547	(6)	3,926,324	(5)	3,963,871	48.0%
Douglas G. Borror	108,128	(7)	3,926,324	(5)	4,034,452	48.9%
R. Andrew Johnson	5,000	(8)	—		5,000	*
Gerald E. Mayo	13,500	(9)	—		13,500	*
Robert R. McMaster	5,000		—		5,000	*

Carl A. Nelson, Jr.	6,000	(10)	—		6,000	*
Zuheir Sofia	7,500	(11)	—		7,500	*
Terrence R. Thomas (12)	10,000		—		10,000	*
C. Ronald Tilley	13,127	(13)	—		13,127	*
All directors (including director nominees) and current executive officers as a group (12 persons) (14)	185,480		3,926,324	(5)	4,174,757	50.6%

*	Less than one percent (1%).

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2)	Percent of Class is calculated by dividing the number of shares beneficially owned by the sum of 8,250,615 shares outstanding as of March 21, 2006, and the number of common shares as to which the person has the right to acquire beneficial ownership within sixty (60) days of March 21, 2006.

(3)	Includes an option to purchase 2,500 common shares which is exercisable by Mr. Blom within sixty (60) days of March 21, 2006.

(4)	Includes 20,000 restricted common shares awarded to Mr. David Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company’s achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(5)	Share total is based on information provided to the Company by BRC. By virtue of their ownership and/or control of BRC, each of Donald A. Borror, Douglas G. Borror and David S. Borror may be deemed to beneficially own the common shares of the Company held by BRC. See “Certain Relationships and Related Transactions – Description and Ownership of BRC” for additional information.

(6)	Consists of common shares held by The Principal Group, as Trustee of the Dominion Homes, Inc. Retirement Plan and Trust, which common shares are voted at the direction of Mr. Donald Borror.

(7)	Includes 30,000 restricted common shares awarded to Mr. Douglas Borror on October 22, 2002, which shares will vest, if at all, upon (a) the expiration of five years from the date of the award, (b) the Company’s achievement of shareholders’ equity of not less than $175,000,000, and (c) Mr. Douglas Borror continuing to be employed with the Company as of such date. Also includes 40,000 restricted common shares awarded to Mr. Douglas Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company’s achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution). Also includes 25,406 common shares held by The Principal Group, as Trustee of the Dominion Homes, Inc. Retirement Plan and Trust, which common shares are voted at the direction of Mr. Douglas Borror.

(8)	Includes options to purchase 5,000 common shares which are exercisable by Mr. Johnson within sixty (60) days of March 21, 2006.

(9)	Includes options to purchase 10,000 common shares which are exercisable by Mr. Mayo within sixty (60) days of March 21, 2006.

(10)	Includes options to purchase 5,000 common shares which are exercisable by Mr. Nelson within sixty (60) days of March 21, 2006.

(11)	Includes options to purchase 5,000 common shares which are exercisable by Mr. Sofia within sixty (60) days of March 21, 2006.

(12)	Mr. Thomas’ employment with us terminated effective January 6, 2006, and he has not provided the Company with any information as to his share ownership after such date.

(13)	Includes options to purchase 5,000 common shares which are exercisable by Mr. Tilley within sixty (60) days of March 21, 2006.

(14)	In computing the aggregate number of common shares held by the group, the same common shares were not counted more than once. Mr. Thomas, who is no longer an employee of the Company, is not included in this group but William G. Cornely and Jeffrey A. Croft, executive officers hired on January 17, 2006 and March 6, 2006, respectively, are included.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE MATTERS

Board of Directors Meetings

Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled when required. At each regular meeting of our Board of Directors, members who are “independent directors” meet in executive session without the presence of management. Our Board of Directors held 5 meetings in 2005. Each director is expected to attend each meeting of the Board and the committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through unanimous written consent procedures. During 2005, each of our directors attended 75% or more of the total number of (i) meetings of the Board and (ii) meetings of committees of the Board on which the director served.

Standing Committees of the Board

Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.

The Audit Committee oversees management’s conduct of our financial reporting process, including the financial reports and information that we provide to our shareholders or to the Securities and Exchange Commission, our system of internal control over financial reporting, and the annual independent audit of our financial statements. The Audit Committee also acts on behalf of the Board of Directors with respect to the appointment of our independent registered public accounting firm, and all audit and other activities performed for us by our independent registered public accounting firm. Finally, the Audit Committee is responsible for reviewing all proposed related party transactions between us and our affiliates. The Audit Committee’s

Charter is available on our Internet website at www.dominionhomes.com under the heading “Investor Relations” – “Corporate Governance.” The Audit Committee is comprised solely of directors who are “independent” directors pursuant to the listing requirements of The Nasdaq Stock Market and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Currently, Messrs. Nelson (Chairman), Blom and Sofia serve as members of our Audit Committee. The Audit Committee held a total of 8 meetings during 2005. For additional information on the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE” beginning at page 31 of this proxy statement.

The Compensation Committee determines the compensation of our Chief Executive Officer, executive officers and other key senior management members, and administers our incentive stock plans. The Compensation Committee’s Charter can be found on our Internet website at www.dominionhomes.com under the heading “Investor Relations” – “Corporate Governance.” The Compensation Committee is comprised solely of directors who are “independent” directors pursuant to the listing requirements of The Nasdaq Stock Market. Currently, Messrs. Sofia (Chairman), Tilley and Mayo serve as members of our Compensation Committee. Our Compensation Committee held a total of 7 meetings during 2005. For additional information on the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION” beginning at page 25.

The Nominating and Corporate Governance Committee (the “Governance Committee”), identifies individuals qualified to become members of our Board of Directors and recommends to our Board the slate of directors to be nominated by the Board at the annual shareholders’ meeting and any director to fill a vacancy on the Board. The Governance Committee also reviews and makes recommendations to the Board regarding Board committee structure and membership, assists the Board in evaluating the Board’s overall effectiveness, and oversees the development and implementation of our corporate governance policies. The Governance Committee will consider recommendations for nominees for directorships submitted by our shareholders. See “Director Nomination Process” beginning at page 10 of this proxy statement. The Governance Committee’s Charter can be found on our Internet website at www.dominionhomes.com under the heading “Investor Relations” – “Corporate Governance.” The Governance Committee is comprised solely of directors who are “independent” directors pursuant to the listing requirements of The Nasdaq Stock Market. Currently, Messrs. Tilley (Chairman), Blom and Johnson serve as members of our Governance Committee. Our Governance Committee held 4 meetings during 2005.

Lead Director

Our Board of Directors has a Lead Director whose purpose is to serve as a channel of communication between the Company’s independent directors and the Chief Executive Officer/Chairman of the Board. Pursuant to our Corporate Governance Guidelines, the Chairman of the Governance Committee also will serve as the Lead Director and, as a result, the Lead Director will be an independent director. Mr. Tilley, who has served as the Company’s Lead Director since January 2004, stepped down from this position effective January 1, 2006.

The Company expects that a successor Lead Director will be appointed at the Board of Directors’ meeting immediately following the 2006 annual shareholder meeting.

The Lead Director’s responsibilities include: (1) providing input to the Chief Executive Officer/Chairman in establishing the agenda for Board meetings; (2) chairing executive sessions of the independent directors; and (3) working with the Chief Executive Officer/Chairman to ensure that the Board has adequate information and resources to support its decision-making requirements. The Lead Director also meets regularly with the Chief Executive Officer/Chairman outside of Board meetings to discuss agenda items, personnel issues, and such other Board and Company matters as they deem appropriate.

Communications with the Board

Shareholders, employees of the Company, and other interested parties may contact any director or committee of the Board of Directors by writing to them at: c/o Corporate Counsel, Dominion Homes, Inc., 5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio 43016-5555. Questions or concerns relating to our financial statements, accounting practices or internal control over financial reporting should be addressed to the Chairman of the Audit Committee. Questions or concerns relating to our governance practices, business ethics or corporate conduct should be addressed to the Chairman of the Governance Committee. Questions or concerns regarding our compensation practices should be addressed to the Chairman of the Compensation Committee. Any person who submits a question, concern or complaint in this manner and includes his, her or its name and mailing address in the submission will receive a written acknowledgement within 14 days of the Company’s receipt of the submission. Communications also may be submitted on an anonymous basis. The process for the Corporate Counsel’s forwarding of these communications to the appropriate Board members has been approved by our independent directors.

Questions, complaints and concerns also may be submitted to our directors by telephone through our Business Ethics Help Line at 1-800-418-6423, ext. 366, or by electronic mail at Confide2SV@securityvoice.com.

Qualifications of Directors

When identifying and evaluating director nominees, the Governance Committee will consider the following:

•	The candidate’s demonstrated character and integrity.

•	The candidate’s relevant expertise and experience, including leadership qualities and experience, high-level managerial experience in a relatively complex organization or experience dealing with complex problems.

•	The candidate’s ability to provide advice and practical guidance based on his or her experience and expertise.

•	Whether the candidate meets the criteria for independence as established by the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market. The Board of Directors must be comprised of at least a majority of independent directors.

•	Whether the candidate would be considered a “financial expert” or financially literate according to the criteria established by the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market.

•	The candidate’s ability to exercise sound and independent business judgment and commitment to shareholder value.

•	The candidate’s ability to devote sufficient time to Board activities and towards the fulfillment of his or her responsibilities to the Company. A candidate’s service on other boards of public companies must not interfere with his or her ability to effectively serve on the Board.

•	Whether the candidate assists in achieving a mix of Board members that represents a diversity of background and professional experience, including with respect to ethnic background, age and gender.

For incumbent directors, the Governance Committee also will consider the candidate’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any transactions by the candidate with the Company during his or her term.

Director Nomination Process

In accordance with Section 2.03 of our Amended and Restated Code of Regulations (the “Regulations”), a nominee for election as a director may be proposed only by our directors or by a shareholder entitled to vote for the election of directors if such shareholder has proposed such nominee in a written notice. Each written notice of a proposed nominee must set forth (1) the name, age, business or residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee for the past five years; and (3) the number of shares of each series and class of the Company owned beneficially and/or of record by each such nominee and the length of time any such shares have been owned. The written notice of a proposed nominee must be delivered or mailed by first class United States mail, postage prepaid, to our Secretary at our principal office and, in the case of a nominee proposed for election as a director at an annual meeting of shareholders, received by the Secretary on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of our shareholders held for the election of directors, provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice must be received by the Secretary within a reasonable time prior to the date of such annual meeting.

The Governance Committee is charged with assisting the Board of Directors in identifying and evaluating prospective candidates, and recommending to the Board of Directors its candidate(s) for Board membership. The Governance Committee will consider new director candidates suggested by shareholders of the Company, members of the Board of Directors, management, a professional search firm (if the Governance Committee has engaged one), or other interested parties. Prior to recommending a candidate to the Board for nomination as a director, at least one member of the Governance Committee and the Chief Executive Officer/Chairman will interview the director candidate.

Prior to the filing of our proxy statement for each annual meeting of shareholders, the Governance Committee will consider new and incumbent director candidates to recommend to the Board of Directors for nomination and election at the annual meeting. The Governance Committee will consider each director candidate by reviewing relevant information provided by the candidate (including information contained in the candidate’s mandatory questionnaire), by applying the criteria listed above, and, with respect to incumbent director candidates, by assessing such candidate’s performance during the previous year. The Governance Committee will consider and evaluate director candidates nominated by shareholders in the same manner after ensuring that any such nomination has been executed in compliance with the Regulations and the applicable rules and regulations of the Securities and Exchange Commission governing shareholder nominations. Upon conclusion of its evaluation, the Governance Committee will approve and recommend to the Board of Directors its final candidate(s) for Board membership. The nomination of such candidates for election at the annual shareholder meeting is subject to the approval of the Board of Directors.

Robert R. McMaster, a nominee to serve on the Board of Directors, was recommended to the Governance Committee as a qualified candidate by an executive officer of the Company. All other nominees for election as directors at the 2006 annual meeting are current members of the Board of Directors and have been nominated by the Board of Directors and elected by the shareholders in prior years.

To date, the Company has not employed a search firm on behalf of the Governance Committee to identify and assist in evaluating suitable director candidates, although the Governance Committee is authorized to retain a search firm for this purpose if it deems necessary.

Attendance of Directors at Annual Meetings

All members of our Board of Directors are strongly encouraged, but not required, to attend our annual shareholder meetings. At our 2005 annual meeting, all of the directors then in office were in attendance.

Compensation of Directors

Directors who are not our employees receive a fee of $10,000 per quarter for Board service. Non-employee directors who serve on the Audit Committee (other than the Audit Committee Chairman) receive an additional fee of $1,250 per quarter, and the Audit Committee

Chairman receives an additional fee of $2,500 per quarter. The Chairman of the Compensation Committee receives an additional fee of $1,250 per quarter. The Chairman of the Governance Committee receives an additional fee of $6,250 per quarter, of which $1,250 relates to his service on the Governance Committee and $5,000 relates to his service as Lead Director.

If the proposed amendments to the 2003 Incentive Equity Plan are approved, beginning in the third quarter of 2006, directors will receive 50% of their director and committee fees otherwise payable to them in common shares of the Company (“Whole Shares”) and may elect to receive up to 100% of their director and committee fees in Whole Shares. The Compensation Committee may, from time to time, increase or decrease the percentage of director fees payable in Whole Shares.

A director also may elect to defer the receipt of their director and committee fees (other than any portion payable in Whole Shares) through participation in our Executive Deferred Compensation Plan and receive a matching contribution from us of 25% with respect to such deferred fees, which matching contribution may not exceed $2,500 in any year. No directors participated in the Executive Deferred Compensation Plan in 2005. Directors who are not our employees also are entitled to participate in the Company’s Financial Planning Reimbursement Plan, which provides reimbursement for expenses incurred in personal financial planning of up to $7,500 in any calendar year for our independent directors. Additionally, under the 2003 Incentive Equity Plan, each non-employee director receives, on the first business day after each annual meeting of shareholders, provided that the director continues to serve on the Board of Directors on such date, a grant of a non-qualified stock option to purchase 2,500 common shares of our Company at an exercise price equal to the fair market value of the common shares on the date of grant. A director option is exercisable from the date of grant until the earlier of (i) the tenth anniversary of the date of grant or (ii) generally three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director.

We do not pay any separate remuneration to our employees who serve as directors. Messrs. Blom, Johnson, Mayo, Nelson, Sofia and Tilley were our non-employee directors in 2005. During 2005, one non-employee director was permitted to utilize the Company plane for a personal trip.

Agreement with Respect to the Election of Directors

BRC, the holder of approximately 47.6% of our outstanding common shares, has agreed in a Close Corporation Agreement with its shareholders to use its best efforts to elect David S. Borror as a director of the Company for so long as certain contingencies are satisfied and for so long as BRC has the ability to elect at least two (2) directors of the Company. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Description and Ownership of BRC” beginning at page 36 of this proxy statement.

Family Relationships

Donald A. Borror, Chairman Emeritus, is the father of Douglas G. Borror, Chairman and Chief Executive Officer, and David S. Borror, Corporate Executive Vice President and director.

There are no other family relationships among our executive officers and/or directors.

Code of Business Conduct and Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, on March 10, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to all of our officers (including our Chief Executive Officer and Chairman, and senior financial officers), employees and directors. The Board of Directors re-approved the Code on July 27, 2005. The Code of Business Conduct and Ethics was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. If the Company makes any substantive amendment of, or grants any waiver for an executive officer or director to, the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment or waiver on our website at www.dominionhomes.com.

Corporate Governance Guidelines

On July 21, 2004, at the recommendation of the Governance Committee, our Board of Directors adopted Corporate Governance Guidelines to assist the Board in fulfilling its responsibility to the Company’s shareholders to oversee the work of management and the Company’s business results. The Corporate Governance Guidelines may be found on our Internet website at www.dominionhomes.com under the heading “Investor Relations” – “Corporate Governance.” The Governance Committee is responsible for reviewing these Guidelines and recommending any changes to the Board of Directors.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

AND COMPENSATION MATTERS

Executive Officers

In addition to Douglas G. Borror and David S. Borror, whose biographies are set forth in this proxy statement under “ELECTION OF DIRECTORS” beginning at page 39 of this proxy statement, the following individuals are executive officers of the Company:

William G. Cornely, age 56, has served as Senior Vice President of Finance and Chief Financial Officer of the Company since January 2006. From November 2005 to January 2006, Mr. Cornely worked with the Company as a consultant to assist management with the negotiation of modifications and an extension to the Company’s current credit facility. Prior to that time, Mr. Cornely served as Executive Vice President, Chief Operating Officer and Treasurer of Glimcher Realty Trust (“Glimcher”) from March 1998 to April 2005. Mr. Cornely also served as Chief Financial Officer of Glimcher from April 1997 to June 2002, and as a member of its Board of Trustees from October 1999 to May 2004. Prior to that time, Mr. Cornely was an Audit Partner with the accounting firm of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand).

Jeffrey Croft, age 48, has served as Chief Operating Officer of the Company since March 2006. From December 2003 until March 2006, Mr. Croft was an independent consultant. Prior to that time, Mr. Croft spent 19 years in various positions with Pulte Homes, Inc., most recently as Region President – Northeast Region from November 1997 to December 2003. In this capacity, Mr. Croft was responsible for strategic and operational activities of all Pulte brands in that region.

Compensation of Executive Officers

The following table sets forth, for the three years ended December 31, 2005, cash and non-cash compensation we paid to our Chief Executive Officer and Chairman, to each of our other two most highly compensated executive officers who served as such during 2005 (collectively, the “Named Executive Officers”), for services rendered in all capacities by such persons:

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)		Other Annual Compensation(2) ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
Douglas G. Borror	2005	$650,000	$0	(3)	$280,374	(4)	—		—	$159,480	(5)
CEO and Chairman	2004	$650,000	$1,200,000	(3)	$205,735	(4)	—		—	$161,270	(6)
(and President, November 2004 - March 2006)	2003	$525,000	$2,250,000	(3)	$181,938	(4)	$1,281,200	(7)(8)	—	$161,760	(9)
David S. Borror	2005	$250,000	$0	(10)	$113,406	(11)	—		—	$41,560	(5)
Corporate Executive	2004	$250,000	$350,000		$105,975	(11)	—		—	$42,271	(6)
VP	2003	$250,000	$550,000		$86,321	(11)	$640,600	(7)(8)	—	$42,760	(9)
Terrence R. Thomas (12)	2005	$250,000	$0	(13)	$24,056		—		—	$10,560	(5)
Former SVP of	2004	$124,038	$500,000	(14)	$2,442		$363,150	(8)(15)	20,000	$57,643	(6)(16)
Finance and CFO	2003	—	—		—		—		—	—

(1)	Includes amounts deferred by the Named Executive Officer pursuant to the Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”).

(2)	Includes the aggregate incremental cost to the Company of personal use of the Company’s aircraft, calculated based on the variable operating costs to the Company, including the hourly rate, fuel costs, mileage, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the amortization of the purchase price of the Company’s interest in the aircraft, and the cost of maintenance not related to trips, are excluded. Also includes the cost of additional miscellaneous benefits provided to the Named Executive Officers, including financial planning reimbursement, medical reimbursement, lease of a Company car, club dues and fees, and long-term disability premiums, none of which exceeds 25% of the value of all perquisites included herein.

(3)	Mr. Douglas Borror declined to accept his 2005 bonus. For 2004, includes Mr. Douglas Borror’s 2004 bonus of $1,200,000, all but $10,207 of which was paid in 2005. For 2003, includes Mr. Douglas Borror’s 2003 bonus of $2,250,000, all of which was paid in 2004.

(4)	Includes $230,593 for 2005, $157,615 for 2004 and $136,255 for 2003, attributable to personal use of the Company’s aircraft. For 2005, this amount includes $31,548 for payment of taxes related to use of the Company’s aircraft. Does not include reimbursement of dues and expenses related to membership in professional and civic organizations of $26,561 in 2005, $258,246 in 2004, and $41,076 in 2003.

(5)	Includes for 2005, the value of premiums paid by the Company to fund a contractually obligated death benefit and contributions pursuant to the Company’s Supplemental Executive Retirement Plan (Mr. Douglas Borror: $150,000 and Mr. David Borror: $31,000). Also includes for 2005, amounts we paid for coverage under our Group Life Insurance Program (Mr. Douglas Borror: $1,080, Mr. David Borror: $2,160, and Mr. Thomas: $2,160), and our matching contributions under our Retirement Plan and Trust (the “401(k) Plan”)(Mr. Douglas Borror: $8,400, Mr. David Borror: $8,400, and Mr. Thomas: $8,400).

(6)	Includes for 2004, the value of premiums paid by the Company to fund a contractually obligated death benefit and contributions pursuant to the Company’s Supplemental Executive Retirement Plan (Mr. Douglas Borror: $150,000, Mr. David Borror: $31,000, and Mr. Thomas: $0). Also includes for 2004, amounts we paid for coverage under our Group Life Insurance Program (Mr. Douglas Borror: $1,080, Mr. David Borror: $1,080, and Mr. Thomas: $450), our matching contributions under the 401(k) Plan (Mr. Douglas Borror: $7,690, Mr. David Borror: $7,691, and Mr. Thomas: $0), and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of Messrs. Douglas Borror, David Borror and Thomas.

(7)	On October 22, 2003, Mr. Douglas Borror was granted 40,000 restricted common shares and Mr. David Borror was granted 20,000 restricted common shares. The restricted common shares were valued at $32.03, the closing price of the Company’s common shares on October 21, 2003. The shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company’s achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(8)	As of December 30, 2005, the aggregate value of the 70,000 restricted common shares held by Mr. Douglas Borror, the 20,000 restricted common shares held by Mr. David Borror, and the 12,000 restricted common shares held by Mr. Thomas were $744,800, $212,800 and $127,680, respectively. Dividends, if any, are held in escrow pending vesting of the restricted common shares.

(9)	Includes for 2003, the value of premiums paid by the Company to fund a contractually obligated death benefit and contributions pursuant to the Company’s Supplemental Executive Retirement Plan (Mr. Douglas Borror: $150,000 and Mr. David Borror: $31,000). Also includes for 2003, amounts we paid for coverage under our Group Life Insurance Program of $1,260 for each of Messrs. Douglas Borror and David Borror, our matching contributions under our 401(k) Plan of $8,000 for each these individuals, and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of these individuals.

(10)	Mr. David Borror declined to accept his 2005 bonus.

(11)	Includes $77,342 for 2005, $69,486 for 2004 and $56,701 for 2003, attributable to personal use of the Company’s aircraft. For 2005, this amount includes $5,160 for payment of taxes related to use of the Company’s aircraft.

(12)	Mr. Thomas’ employment with us ended effective January 6, 2006.

(13)	Mr. Thomas did not receive a 2005 bonus because he resigned from the Company prior to the time that 2005 bonus awards were paid to the Company’s executive officers.

(14)	Includes a $100,000 signing bonus paid to Mr. Thomas at the commencement of his employment with us, a $200,000 deferred signing bonus, $10,207 of which was paid to Mr. Thomas in 2004 and the remainder of which was paid to Mr. Thomas in early 2005, and a guaranteed incentive bonus of $200,000 for 2004, also paid in early 2005.

(15)	On June 25, 2004, Mr. Thomas was granted 15,000 restricted common shares. The restricted common shares were valued at $24.21, the closing price of the Company’s common shares on June 24, 2004. The shares were due to vest in equal amounts on the first five anniversaries of the date of grant. The restrictions on 12,000 of Mr. Thomas’ shares had not lapsed at the time of his departure from the Company and, as such, were forfeited.

(16)	Includes $54,693 for relocation expenses for Mr. Thomas in connection with his commencement of employment with us.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers under the 2003 Incentive Equity Plan during the 2005 fiscal year:

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/ Share)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
					5%($)	10%($)
None

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END

OPTION VALUE TABLE

The following table provides certain information regarding the number and value of stock options held by our Named Executive Officers at December 31, 2005:

Name	Shares acquired on exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal-Year-End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal-Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Terrence R. Thomas	—	—	4,000	16,000	—	—

(1)	Value realized represents the difference between the aggregate exercise price of the option shares and the aggregate market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2)	Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($10.64 on December 30, 2005). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Employment Agreements

We have employment agreements with the following Named Executive Officers: Douglas G. Borror, our Chief Executive Officer and Chairman, David S. Borror, our Corporate Executive Vice President, and William G. Cornely, our Senior Vice President of Finance and Chief Financial Officer.

Douglas G. Borror Employment Agreement

We entered into an employment agreement with Mr. Douglas Borror effective July 1, 2004. The agreement is for a period of five years, and renews automatically for additional one-year terms unless the Board of Directors has notified Mr. Douglas Borror within 90 days prior to the expiration of the initial term (or any extension period) of its decision not to extend the agreement. Under the agreement, Mr. Douglas Borror’s base salary is $650,000, and may be increased during the term by the Compensation Committee of our Board of Directors. Mr. Douglas Borror also is entitled to participate in our 2002 Incentive Growth Plan (the “Incentive Growth Plan”), and to receive such other benefits (including, but not limited to health and life insurance coverages, sick leave and disability programs, tax-qualified retirement plans, and other perquisites and benefits) as we may provide from time to time to actively employed senior executives of the Company. In addition, Mr. Douglas Borror is entitled to the following: (1) use of the Company’s aircraft for personal travel not to exceed pre-established annual limits set by the Compensation Committee, (2) payment of dues and reimbursement of reasonable expenses related to his membership in professional and civic organizations (including the Young President’s Organization), (3) payment of dues and expenses related to his membership in two (2) country clubs, (4) a monthly automobile allowance or leased Company car, in accordance with the Company’s policies and procedures, and (5) reimbursement of reasonable expenses related to his service on the Board of Trustees of The Ohio State University, which are not otherwise reimbursed by the University.

In the event that we terminate Mr. Douglas Borror’s employment without cause (as defined in the agreement) or he terminates his employment with us for good reason (as defined in the agreement), he will be entitled to the following:

•	any accrued but unpaid base salary, any accrued but unused vacation, and any unreimbursed business expenses, all as of the date of termination;

•	his target bonus award under the Incentive Growth Plan for the year in which termination occurs;

•	an amount equal to the greater of (a) two, or (b) the number of years (and fractions of years) remaining on the term of the agreement, multiplied by the greater of (c) the amount of the award paid to him under the Incentive Growth Plan for the last full year preceding his termination of employment or (d) the average of the amount of the award paid to him under the Incentive Growth Plan for the three years prior to his termination of employment; and

•	continuation of coverage under our group health plan for a period of twenty-four (24) months after the date of termination or, if continuation is not permitted, an amount necessary for him (and, if applicable, his family) to obtain an individual health insurance policy that will provide coverage for the twenty-four (24) month period that is substantially similar to the coverage provided under our group health plan.

Additionally, in exchange for a non-competition covenant effective for two years after his termination without cause or for good reason, Mr. Douglas Borror will receive an amount equal to the greater of (a) 24 months, or (b) the number of months remaining on the term of his agreement, of base salary in effect on the date of termination, paid in equal monthly installments.

In the event that (1) Mr. Douglas Borror’s employment is terminated by the Company without cause or by Mr. Douglas Borror for good reason within 180 days prior to a “change in control” of the Company, or (2) Mr. Douglas Borror elects to terminate his employment within ten days following the occurrence of a “change in control” of the Company, he will be entitled to the following:

•	any accrued but unpaid base salary, any accrued but unused vacation, and any unreimbursed business expenses, all as of the date of termination;

•	his target bonus award under the Incentive Growth Plan for the year in which termination occurs;

•	an amount equal to three times his average annual award under the Incentive Growth Plan for the three full fiscal years ending before the date of termination;

•	continuation of coverage under our group health plan for a period of thirty-six (36) months after the date of termination or, if continuation is not permitted, an amount necessary for him (and, if applicable, his family) to obtain an individual health insurance policy that will provide coverage for the thirty-six (36) month period that is substantially similar to the coverage provided under our group health plan;

•	continuation of his participation in the fringe benefit plans, policies and programs that he participated in on the date of termination for a period of thirty-six (36) months after the date of termination; and

•	an amount equal to any excise taxes imposed on any payments that constitute “parachute payments” under 280G(b) of the Internal Revenue Code.

Additionally, in exchange for a non-competition covenant effective for three years after his termination under this scenario, Mr. Douglas Borror will receive an amount equal to 300% of his average annual base salary over the three fiscal years preceding the date of termination, paid in equal monthly installments during the thirty-six (36) month period following the date of termination. For purposes of the agreement, a “change in control” will be deemed to have occurred upon the happening of any of the following events:

•	the replacement of a majority of the members of our Board of Directors serving as such on the date of the agreement for any reason other than death or disability, which replacement has not been approved by the Board of Directors of the Company;

•	an acquisition by tender or exchange offer, open market purchases, privately negotiated purchases, or exercise of stock pledge, by one or more persons (other than the Borror family) of equity securities of our Company representing more than 29% of the combined voting power of our outstanding securities; or

•	the failure of the Borror family at any time to have (on a fully diluted basis) ownership of 30% of our outstanding equity securities.

Mr. Douglas Borror’s employment agreement is attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ending September 20, 2004.

David Borror Employment Agreement

We entered into an employment agreement with Mr. David Borror effective July 1, 2004. The agreement is for an initial three-year term, and renews automatically for additional one-year terms unless the Board of Directors has notified Mr. David Borror within 90 days prior to the expiration of the initial term (or any extension period) of its decision not to extend the agreement. Under the agreement, Mr. David Borror’s base salary is $250,000, and may be increased during the term by the Compensation Committee of our Board of Directors. Mr. David Borror is also entitled to participate in our annual incentive compensation program and to participate in such other programs and receive such other benefits as we may provide from time to time to actively employed, similarly situated executives. In addition, Mr. David Borror is entitled to the following: (i) use of the Company’s aircraft for personal travel not to exceed pre-established annual limits set by the Compensation Committee, (2) payment of dues and expenses related to his membership in one (1) country club, and (3) a monthly automobile allowance or leased Company car, in accordance with the Company’s policies and procedures.

In the event that we terminate Mr. David Borror’s employment without cause (as defined in the agreement) or he terminates his employment with us for good reason (as defined in the agreement), he will be entitled to the following:

•	any accrued but unpaid base salary, any accrued but unused vacation, and any unreimbursed expenses, all as of the date of termination;

•	an amount equal to the greater of (a) his bonus award in the year preceding the date of termination, or (b) a pro rata award under our incentive compensation program during the calendar year of his termination, with proration based on service completed during the calendar year for which the award is determined; and

•	continuation of coverage under our group health plan for a period of eighteen (18) months after the date of termination.

Additionally, in exchange for a non-competition covenant effective for one year after his termination without cause or for good reason, Mr. David Borror will receive twelve (12) months of his base salary in effect on the date of termination, paid in equal monthly installments.

In the event that (1) Mr. David Borror’s employment is terminated by the Company without cause or by Mr. David Borror for good reason within 180 days prior to a “change in control” of the Company, or (2) Mr. David Borror elects to terminate his employment within ten days following the occurrence of a “change in control” of the Company, he will be entitled to the following:

•	any accrued but unpaid base salary, any accrued but unused vacation, and any unreimbursed business expenses, all as of the date of termination;

•	a pro rata award under our incentive compensation program, with proration based on service completed during the calendar year for which the award is determined;

•	an amount equal to one and one-half (1 1/2) times the bonus award he received in the year preceding the date of termination;

•	continuation of coverage under our group health plan for a period of eighteen (18) months after the date of termination; and

•	continuation of participation in the fringe benefit plans, policies and programs that he participated in on the date of termination for a period of eighteen (18) months after the date of termination.

If the sum of the foregoing payments, along with any benefits that Mr. David Borror would be entitled to receive in the event of a change in control of our Company under various plans and programs in which he participates, constitute “excess parachute payments” under Section 280G(b) of the Code, then we will either (1) reimburse him for the amounts owed as excise taxes, or (2) reduce the amounts paid to him under the agreement so that his total payments would be $1.00 less than the amount that would be considered an “excess parachute payment,” whichever procedure provides Mr. David Borror with the greatest after-tax benefit.

Additionally, in exchange for a non-competition covenant effective for eighteen (18) months after his termination under this scenario, Mr. David Borror will receive eighteen (18) months of his base salary in effect on the date of termination, paid in equal monthly installments. For purposes of the agreement, “change in control” has the same meaning as described above in Mr. Douglas Borror’s employment agreement.

Mr. David Borror’s employment agreement is attached as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the period ending September 20, 2004.

20

William G. Cornely Employment Agreement

We entered into an employment agreement with Mr. Cornely effective January 17, 2006. The agreement is for a three-year term, and renews automatically for additional one-year terms unless the Board of Directors has notified Mr. Cornely within 180 days prior to the expiration of the initial term (or any extension period) of its decision not to extend the agreement. Under the agreement, Mr. Cornely’s initial base salary is $250,000, and may be increased during the term by the Compensation Committee of our Board of Directors. Mr. Cornely is also entitled to participate in our annual incentive compensation program and to participate in such other programs and receive such other benefits as we may provide from time to time to actively employed, similarly situated executives.

In the event that we terminate Mr. Cornely’s employment without cause (as defined in the agreement) or he terminates his employment with us for good reason (as defined in the agreement), he will be entitled to the following:

•	any accrued but unpaid base salary, any accrued but unused vacation, and any unreimbursed expenses, all as of the date of termination;

•	a pro rata award under our incentive compensation program, with proration based on service completed during the calendar year for which the award is determined;

•	payments equal to twelve (12) months of his base salary in effect on the date of termination; and

•	a lump sum cash payment equal to eighteen months of the premium applicable to Mr. Cornely on the date of termination for he and his family under our group health plan.

In the event that Mr. Cornely’s employment is terminated by the Company without cause or by Mr. Cornely for good reason within two years following a “change in control” of the Company, Mr. Cornely will be entitled to receive, in addition to the payments set forth above, (1) an additional twelve months of base salary in effect on the date of termination (for a total of 2 years of base salary), and (2) reimbursement of expenses related to executive outplacement services. For purposes of the agreement, a “change in control” will be deemed to have occurred upon the happening of any of the following events:

•	Douglas G. Borror and David S. Borror both cease to be members of the Company’s Board of Directors;

•	any direct or indirect acquisition by a person or group, directly or indirectly, of the Company’s securities representing more than 40 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that a “person” or “group” will not include:

•	the Company;

•	any entity under common control with the Company;

•	BRC Properties Inc. or any of its shareholders or members of the family of Donald A. Borror; or

•	any employee benefit plan of any entity described above;

•	the adoption or authorization by the Company’s shareholders of a definitive agreement for the merger or other business combination of the Company in which the Company’s shareholders will own less than 50 percent of the voting power in the surviving entity or for the sale or other disposition of all or substantially all of the Company’s assets; or

•	the adoption by the Company’s shareholders of a plan relating to the liquidation or dissolution of the Company.

The agreement also includes a non-competition covenant effective for one year after Mr. Cornely’s termination.

Mr. Cornely’s employment agreement was attached as Exhibit 10.1 to our Current Report on Form 8-K/A filed on February 14, 2006.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005, concerning the aggregate number of our common shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans or arrangements approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)(3)
Equity compensation plans approved by security holders (4)	136,333	$21.85	279,767
Equity compensation plans not approved by security holders	—	—	—
Total	133,633	$21.85	279,767

(1)	All outstanding options, warrants and rights were issued under the 1994 Incentive Stock Plan or the 2003 Incentive Equity Plan.

(2)	Excludes common shares listed in the first column as common shares to be issued upon exercise of outstanding options, warrants and rights.

(3)	Does not include additional shares which will be authorized if the amendments to the 2003 Incentive Equity Plan are approved by the shareholders.

(4)	Does not include shares subject to the Executive Deferred Compensation Plan. See “Executive Deferred Compensation Plan” below.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan permits executive officers and directors to elect to defer receipt of a portion of their annual compensation (20% of total base and bonus for employees and 100% of directors’ fees). The Executive Deferred Compensation Plan also requires us to make a matching contribution for each participant equal to 25% of the amount deferred, which matching contribution may not exceed $2,500 in any year. Our matching contribution vests in 20% increments over a five-year period, subject to accelerated vesting upon a “change in control.” The contribution and match amounts are used by the trustee of a rabbi trust to acquire common shares in the open market. These common shares are held and voted by the trustee pursuant to the rabbi trust agreement.

The following table sets forth information concerning the aggregate deferral contributions by participating directors and Named Executive Officers and corresponding aggregate Company-matching contributions through December 31, 2005, expressed as the number of common shares held by the trustee as of such date, with respect to each director and Named Executive Officer participating in the Executive Deferred Compensation Plan.

	Deferral Contributions Payable as Common Shares	Vested Company- Matching Contributions Payable as Common Shares	Unvested Company- Matching Contributions Payable as Common Shares	Total
David S. Borror	3,160	807	—	3,967
Douglas G. Borror	11,934	3,023	—	14,957
Terrence R. Thomas	1,368	—	100	1,468
C. Ronald Tilley	3,715	540	—	4,255
Total	20,177	4,370	100	24,647

Incentive Growth Plan

In 2002, our shareholders adopted the Dominion Homes, Inc. Incentive Growth Plan (the “Incentive Growth Plan”) to provide tax-deductible incentive compensation to the Company’s most senior executive officers whose compensation is anticipated to exceed $1,000,000 in any year. Currently, Mr. Douglas Borror, our Chief Executive Officer and Chairman is the only employee participating in the Incentive Growth Plan.

Incentive compensation is paid under the Incentive Growth Plan only if specified performance criteria are met over the course of a performance cycle.

The Incentive Growth Plan is administered by the Compensation Committee, which is responsible for establishing for each plan participant (1) a target bonus, and (2) the performance criteria used to determine the portion of the target bonus that the participant will receive at the end of any given performance cycle. Performance criteria are established (and communicated to participants in writing) no later than the earlier of (1) ninety (90) days after the beginning of the applicable performance cycle, or (2) the expiration of 25% of the applicable performance cycle.

In establishing each participant’s performance criteria, the Compensation Committee considers the relevance of each participant’s assigned duties and responsibilities to factors that preserve and increase the Company’s value. Historically, the Compensation Committee has used the Company’s net income and a measure of the Company’s homeowner customer satisfaction as the performance criteria which would determine the participant’s bonus. At the end of each performance cycle, the Compensation Committee certifies to the Board of Directors the extent to which each participant has or has not met his or her performance criteria and the portion, if any, of the target bonus that is to be paid to each participant. If the Board of Directors approves, this amount is distributed in a single cash payment within 90 days after the end of the performance cycle unless the participant has made an irrevocable election to defer all or part of his or her incentive compensation into the Executive Deferred Compensation Plan. If this election is made, the deferred incentive compensation will be credited to the participant’s Executive Deferred Compensation Plan account and distributed under the terms of that plan.

Subject to any contrary agreement between the Company and the participant, a participant who terminates employment before the end of a performance cycle will forfeit all right to receive any amount under the Incentive Growth Plan (other than any amounts earned during any performance cycle that ended before his or her termination, which amounts will be paid). A participant who retires, dies or becomes disabled during a performance cycle will receive a prorated distribution at the end of the performance cycle during which he or she retired, died or became disabled, calculated in accordance with the proration formula set forth in the Incentive Growth Plan.

Within sixty days of a “change in control” of the Company, the Company will distribute to each Incentive Growth Plan participant the participant’s bonus for the year in which the change in control occurred. The Company will make the distribution whether or not the performance criteria for that period have been met and whether or not the pending performance cycle has been completed. If, however, the sum of all payments made upon a change in control as described in the Incentive Growth Plan, and those provided under all other plans, programs or agreements between the participant and the Company and its subsidiaries, constitute “excess parachute payments,” then the Company will either (1) reimburse the participant for specified amounts owed as excise taxes, as described in the Incentive Growth Plan, or (2) reduce the amounts paid to the participant under the Incentive Growth Plan so that the participant’s total payments would be $1.00 less than the amount that would be considered an “excess parachute payment.” The Company will use the procedure which provides the affected participant with the greatest after-tax benefit. In the case of Mr. Douglas Borror, however, pursuant to his employment agreement with the Company, the Company will pay him an amount equal to any excise taxes imposed on the “excess parachute payments,” plus any federal, state or local income, employment wage and other taxes due on such payments such that, after these taxes are paid, he will retain an amount equal to what he would have retained had the payments not been “excess parachute payments.”

Compensation Committee Interlocks and Insider Participation

During 2005, no member of the Compensation Committee (1) was a current or former executive officer of the Company, or (2) had a reportable business relationship with the Company.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference in such filing.

The Compensation Committee of the Board of Directors consists of three independent non-employee directors. It is the obligation of the Compensation Committee under its current charter to establish the compensation to be paid to the Company’s Chief Executive Officer and to approve, after consultation with the Chief Executive Officer, the compensation of the Company’s other executive officers. The Compensation Committee also administers the Company’s incentive stock plan and oversees the Company’s executive compensation programs and philosophy.

In 2005, the Compensation Committee retained Hewitt Associates (“Hewitt”) as its independent compensation consultant to review the Company’s executive compensation structure and programs. The independent consultant reports directly to the Compensation Committee. The Compensation Committee’s objective in retaining an independent consultant was to assess the extent to which the Company’s compensation structure and programs are consistent with industry peers and companies of similar size, and further the Company’s own objectives. Among Hewitt’s observations regarding the Company’s executive compensation programs were (1) the Company’s cash compensation (base salary and annual cash incentive bonus) for executives is consistent with the homebuilding industry and the Company’s size, and (2) the Company could improve the overall balance of its executive compensation program and further its compensation objectives by enhancing its use of long-term incentives. In response to this recommendation, in early 2006, the Compensation Committee recommended to the Board of Directors, and the Board approved, a long-term equity incentive program for the Company’s officers and key employees. Under this program, select participants were awarded restricted shares of the Company, a portion of which vest over a period of four years from the date of grant, and a portion of which vest only upon the Company’s achievement of pre-established performance objectives.

Compensation Philosophy

The Compensation Committee believes that the Company’s executive compensation programs should be designed to attract, motivate and retain qualified executives to manage the Company’s business and should be determined within a framework based on the achievement of designated financial objectives, customer satisfaction, and individual contribution. Within this overall philosophy, the Company’s executive compensation philosophy seeks to promote the following key objectives:

•	align the financial interests of executive officers and other key employees with those of shareholders by (1) linking a significant percentage of their total compensation to Company financial performance, and (2) providing equity-based, long term incentives;

•	reward individual contribution and achievement; and

•	offer a total compensation program that takes into consideration the compensation practices of industry competitors and other businesses with which the Company competes for executive talent.

The Compensation Committee believes that the Company’s executive compensation program promotes each of these objectives.

Components of Executive Compensation

The primary components to the Company’s executive compensation program are annual cash compensation and long-term incentive compensation. Annual cash compensation consists of a base salary and an incentive bonus. Long-term incentive compensation consists of share-based equity incentive grants - including stock options, restricted common shares, and other awards - under the Company’s 2003 Incentive Equity Plan. The Company provides such grants to executive officers and key employees to drive long-term performance and promote ownership in the Company.

The Company’s executive compensation program also allows executives to defer a portion of their compensation, and to augment the deferred amounts by Company matches, through their optional participation in the Executive Deferred Compensation Plan. The Company also has a Supplemental Executive Retirement Plan, which provides deferred compensation benefits to participating executives if certain vesting conditions are met and if the participating executive does not leave employment with the Company prior to age 55. See “Supplemental Executive Retirement Plan” beginning at page 29 of this proxy statement.

Annual Cash Compensation

General. In determining annual cash compensation for the Company’s executive officers and other key employees, the Compensation Committee annually reviews several nationally-compiled databases of compensation by other homebuilding companies for various executive positions, including data specific to public homebuilding companies, homebuilding companies of a size comparable to the Company and homebuilding companies operating in the Midwest. This peer group includes those companies within the S&P Homebuilding Index in the Performance Graph included in this proxy statement at page 35. Additionally, the Compensation Committee believes that the Company’s competitors for executive talent also include other companies not included in this Index. Therefore, the Committee reviews general industry survey data on companies of comparable size and geographic location as noted above. In 2005, the Compensation Committee also considered a report to the Committee prepared by Hewitt, which contained market data on executive officer compensation among the Company’s peers in the homebuilding industry.

Base Salary. The Compensation Committee recognizes that the homebuilding business is cyclical and that the Company’s financial performance depends, in large part, on whether the homebuilding business is in a favorable or unfavorable cycle. The Compensation Committee attempts to set the base salaries of the Company’s executive officers and other key employees at levels sufficient to attract and retain executive talent in all business cycles. The Compensation Committee reviews annually the base salary of the Chief Executive Officer and the Company’s executive officers, as well as certain key employees, and makes adjustments as it believes is warranted. Base salaries for executive officers were not increased in 2005.

Incentive Bonus. The Compensation Committee believes that a significant portion of the total compensation of the Company’s executive officers and other key employees should consist of variable, performance-based components, such as awards of incentive bonuses and equity grants, which the Compensation Committee can adjust to reflect changes in Company performance and individual performance. These compensation components are intended to reinforce the Company’s commitment to increasing Company profitability and shareholder value.

In determining 2005 incentive bonuses for the Company’s executive officers and key employees (except for Douglas G. Borror, the Company’s Chairman and Chief Executive Officer, whose 2005 incentive bonus was determined under the Company’s Incentive Growth Plan as explained below), the Compensation Committee reviewed and considered the following:

•	the Company’s financial and operational performance, primarily with respect to net income and customer satisfaction, on an absolute basis, year-to-year, and versus pre-established performance goals;

•	industry market data for the Company’s peer group for purposes of monitoring executive officer and key employee compensation levels relative to similar jobs in the marketplace; and

•	the historical compensation levels (salary and incentive bonus) of the Company’s executive officers and other key employees.

The Committee determined the 2005 incentive bonuses based upon a subjective process, considering the factors noted above. The Committee concluded that the Company had achieved the minimum tier of its pre-established target goals for net income and customer satisfaction; however, because the Company’s net income results were significantly below prior years’ results, the total amount of incentive bonus awards paid to the Company’s executive officers and key employees were significantly less than were paid to the same executive officers and key employees of the Company in 2004.

Long-Term Incentive Compensation

Long-term incentive compensation is generally awarded in the form of stock options and restricted common shares under the 2003 Incentive Equity Plan. By providing executives with an ownership stake in the Company, stock option and restricted common share grants are intended to align executive interests with shareholder interests and to motivate executives to continually improve the long-term performance of the Company. As a result of Hewitt’s analysis and recommendations to the Compensation Committee in connection with its 2005 executive compensation review, in early 2006 the Compensation Committee recommended to the Board of Directors, and the Board approved, a long-term equity incentive program for the Company’s officers and key employees. Under this program, select participants were awarded restricted shares of the Company, a portion of which vest over a period of four years from the date of grant, and a portion of which vest only upon the Company’s achievement of pre-established performance objectives. The Company expects to continue this program going forward.

Stock Options. The Compensation Committee intends to grant stock options under the 2003 Incentive Equity Plan on a periodic basis to the Company’s executive officers and other key employees. Stock option grants to the Company’s executive officers and other key employees have an exercise price equal to 100% of the market value of the Company’s common shares on the date of grant (or 110% of the fair market value if such person owns shares representing more than 10% of the total combined voting power of all classes of our shares) and vesting period from three to five years. Stock options align executive incentives with the interests of shareholders because the options only have value if the Company’s share price increases over time. In addition, stock options help retain key employees because they cannot be exercised until vested and, if not exercised, generally must be forfeited if the employee leaves the Company. No Named Executive Officers were awarded stock options in 2005.

Restricted Shares. The Compensation Committee intends to grant restricted common shares of the Company on a regular basis to the Company’s executive officers and other key employees as part of its long-term equity incentive program. Generally, these restricted share awards are based on the Company’s achievement of certain performance goals and have a time-based component. No grants of restricted shares were made to any Named Executive Officer in 2005.

Supplemental Executive Retirement Plan. Effective January 1, 2003, the Company adopted a Supplemental Employee Retirement Plan (the “SERP”), in which certain key employees of the Company are participants. The purpose of the SERP is to provide additional incentive for participating employees to remain with the Company and contribute to its success.

Under the SERP, participating employees are eligible for retirement benefits if the participant satisfies certain criteria as are set forth in each employee’s notice of participation. Each current participant’s notice of participation states that in order for the participant to receive retirement benefits under the SERP, (1) the participant’s employment with the Company must have terminated for reasons other than death after the occurrence of either (a) both (i) the participant’s completion of 72 months of participation in the SERP and (ii) the Company’s adjusted shareholders’ equity having exceeded $100 million, or (b) a “change in control” (as defined in the SERP), and (2) such termination either (a) occurred after the participant reached age 55, (b) occurred for “good reason” (as defined in the SERP) or (c) was a termination by the Company without “cause” (as defined in the SERP).

The Compensation Committee may set forth qualifying criteria which differs from those stated above for any future participant in the SERP. Upon a participant satisfying the conditions outlined in his notice of participation, the Company will make a lump sum distribution to the participant in an amount equal to the value of his account. Initially, the account will have a value equal to the Company’s contribution to the SERP as set forth in the notice of participation.

Benefits and Perks

Executive officers and other key employees of the Company are eligible to participate in the following programs: a 401(k) savings plan (including a Company match), health and dental coverage, company-paid term life and disability insurance, paid time off, and paid holidays.

Other benefits that are available to the Company’s executive officers and other key employees are: additional company-paid life insurance, payments of taxes incurred as a result of the payment of benefits, the Company’s Financial Planning Reimbursement Plan (see “Compensation of Directors” at page 11 of this proxy statement), memberships to country and/or social clubs, and a monthly automobile allowance or use of a Company leased car. In addition, the Compensation Committee has approved the personal use of the Company’s airplane by Mr. Douglas Borror and Mr. David Borror, not to exceed pre-established annual limits, which personal use the Company values utilizing the method set forth in the SUMMARY COMPENSATION TABLE at footnote 2 beginning on page 14 of this proxy statement.

2005 Compensation decisions regarding Douglas G. Borror

In determining the 2005 base salary for Douglas G. Borror, the Company’s Chief Executive Officer and Chairman, the Compensation Committee reviewed the compensation data and information described under “Annual Cash Compensation – General” at page 27 of this proxy statement and considered, among other relevant factors, the Company’s net income results for 2004 and Mr. Douglas Borror’s performance, responsibilities and value to the Company. The Compensation Committee subjectively analyzed these and other factors, but gave no fixed weighting to any one factor. The Compensation Committee approved a base salary of $650,000 for Mr. Douglas Borror for 2005, which was unchanged from his 2004 base salary level.

Mr. Douglas Borror’s incentive bonus was established in accordance with the Company’s Incentive Growth Plan based on the achievement of Performance Criteria (as defined in the Incentive Growth Plan) established by the Compensation Committee in early 2005. For 2005, these Performance Criteria included the Company’s results with respect to net income and homeowner customer satisfaction. Mr. Borror’s 2005 Performance Criteria did not include any individual performance objectives based on the Compensation Committee’s belief that his incentive bonus should be linked exclusively to the Company’s performance in these two areas. A detailed description of the Incentive Growth Plan is included in this proxy statement beginning at page 23. In accordance his incentive bonus plan for 2005, based on the Company’s 2005 net income and customer satisfaction results Mr. Douglas Borror was entitled to receive an incentive bonus award of $300,000 in common shares of the Company. This amount was significantly less than Mr. Douglas Borror’s incentive bonus award for 2004, based primarily on the Company’s decline in net income in 2005 compared to prior years. Mr. Douglas Borror declined his incentive bonus for 2005, as did David Borror, Corporate Executive Vice President, and Don Borror, Chairman Emeritus.

Mr. Douglas Borror did not receive any share-based equity compensation in 2005.

In early 2005, the Compensation Committee reviewed all components of Mr. Douglas Borror’s compensation, including the actual projected payout under his employment agreement with the Company and under several potential severance scenarios. A tally sheet setting forth all of the components of Mr. Douglas Borror’s compensation was reviewed by the Compensation Committee affixing dollar amounts under various payout scenarios.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot take a tax deduction for certain compensation paid in excess of $1,000,000 to a “covered employee,” subject to certain exceptions. Generally, the Company’s covered employees are the Named Executive Officers, who are listed under the Summary Compensation Table at page 14 of this proxy statement. The Incentive Growth Plan has been structured so that the compensation of its participants is fully deductible for Federal income tax purposes.

This report of the Compensation Committee was adopted by each of the members of the Compensation Committee on March 30, 2006.

Compensation Committee

Zuheir Sofia, Chairman
C. Ronald Tilley
Gerald E. Mayo

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference in such filing.

General

The Audit Committee of our Board of Directors is comprised of three non-employee directors (listed below). After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that: (1) all current Audit Committee members are “independent” as that concept is defined in Rule 10A-3(b)(1) of the Exchange Act, (2) all current Audit Committee members are independent and financially literate for purposes of the listing requirements of The Nasdaq Stock Market, and (3) Carl A. Nelson, Jr. qualifies as the Company’s Audit Committee financial expert under the applicable rules promulgated pursuant to the Exchange Act, and satisfies the standards for financial sophistication set forth in the listing requirements of The Nasdaq Stock Market.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is governed by a formal written charter that is reviewed and assessed annually (the “Charter”). A copy of the Charter, as amended and restated, is available to the public by accessing the Company’s Internet website at www.dominionhomes.com, and selecting “About Dominion Homes” - “Investor Relations” - “Corporate Governance.”

Review and Discussion with Independent Auditors

In discharging its oversight responsibility as to the audit process, the Audit Committee (1) obtained from PricewaterhouseCoopers LLP a formal written statement describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on PricewaterhouseCoopers LLP’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (2) discussed with PricewaterhouseCoopers LLP any relationships or services that may impact the objectivity and independence of PricewaterhouseCoopers LLP, and (3) satisfied itself as to PricewaterhouseCoopers LLP’s independence.

Prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q, the Audit Committee met with the PricewaterhouseCooopers LLP to discuss the results of their interim reviews, including, when applicable, (1) new or changed accounting principles, (2) critical accounting policies, (3) unusual transactions, and (4) estimates, judgments and financial reporting risks related to such quarterly financial reports. The Audit Committee also received written communication and held discussions with PricewaterhouseCoopers LLP regarding the annual audit plan, including matters relating to accounting and financial reporting, critical accounting policies, higher risk and judgmental areas of financial reporting, and industry and business issues impacting the Company’s financial reports.

Prior to filing of the Company’s Annual Report on Form 10-K, the Audit Committee reviewed and discussed the results of PricewaterhouseCoopers LLP’s audit of the financial statements as of and for the year ended December 31, 2005. This review and discussion, conducted with and without management present, included all communications required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as well as critical accounting policies and the overall quality of the Company’s financial reporting.

In addition, prior to the filing of the Company’s Annual Report on Form 10-K, the Audit Committee reviewed and discussed with PricewaterhouseCoopers LLP and management the results of PricewaterhouseCoopers LLP’s audit of the Company’s internal control over financial reporting and its determination as to the effectiveness of such internal control over financial reporting as of December 31, 2005. PricewaterhouseCoopers LLP is responsible for evaluating management’s assessment of the effectiveness of the Company’s internal control over financial reporting based on its audit of internal control over financial reporting.

Review and Discussion with Management

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, with management. Management has the responsibility for the preparation of the Company’s consolidated financial statements, and PricewaterhouseCoopers LLP has the responsibility for the examination of those consolidated statements.

The Audit Committee also reviewed and discussed with management and PricewaterhouseCoopers LLP management’s assessment of and assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. Management is responsible for maintaining effective internal control over financial reporting and for conducting an assessment of the design and effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met quarterly with the Company’s Director of Internal Audit and discussed the work performed by the Company’s internal audit department, whose efforts in 2005 were focused primarily on the sustainability and ongoing testing of the Company’s internal control over financial reporting and matters relating to compliance with the Sarbanes-Oxley Act of 2002, routine audit testing, and risk assessment. The Audit Committee also reviewed and discussed with management any complaints or concerns regarding accounting, internal accounting controls or auditing matters submitted to the Audit Committee, management, or one of the Company’s Ethics Officers, including through the Company’s anonymous Business Ethics Help Line, as well as the investigation of any such reports and any responsive action taken.

Conclusion

Based on the reviews and discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

This report of the Audit Committee was adopted by each of the members of the Audit Committee on March 10, 2006.

Audit Committee

Carl A. Nelson, Jr., Chairman

Zuheir Sofia

David P. Blom

SELECTION OF INDEPENDENT REGISTERED ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company’s independent registered public accountants for the year ending December 31, 2006. PricewaterhouseCoopers LLP and its predecessors have audited the books of the Company and its predecessors since 1964. Management expects that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for audit services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2005 and 2004 were $584,000 and $757,100, respectively. Audit fees for these periods were for professional services rendered for the audits and quarterly reviews of the consolidated financial statements of the Company, audit of internal control over financial reporting, statutory audits, issuance of consents, income tax provision procedures, and assistance with review of documents that the Company filed with the Securities and Exchange Commission.

Audit-Related Fees

No audit-related fees were billed during the years ended December 31, 2005 and 2004.

Tax Fees

The aggregate fees billed for tax services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2005 and 2004 were $123,550 and $158,100, respectively. Tax fees for the periods indicated were for services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

All Other Fees

No “Other” fees were incurred for services rendered during the years ended December 31, 2005 and 2004.

Audit Services for Benefits Plans

Audit services were rendered by PricewaterhouseCoopers LLP to the Company’s 401(k) Plan and the Health and Welfare Plan during the years ended December 31, 2004. The aggregate fees billed for such audit services during these periods was $31,450 and were paid by the 401(k) Plan and the Health and Welfare Plan. No audit services were performed by PricewaterhouseCoopers LLP to the Company’s 401(k) Plan and the Health and Welfare Plan during the year ended December 31, 2005, and no fees were billed.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by the Company’s independent registered public accounting firm to the Company (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and the Company’s independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. Under the Pre-Approval Policy adopted by the Audit Committee for the year ending December 31, 2006, these limitations include the following:

•	In no case should the Company retain the Company’s independent registered public accounting firm to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the Commission’s related rules and regulations.

•	Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

•	Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and the independent registered public accounting firm will update the Audit Committee on a quarterly basis on fees incurred for audit-related, tax, and other services. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Under the Pre-Approval Policy, the Audit Committee Chairman is authorized to pre-approve audit, audit-related, tax and other services that exceed the pre-approved fee levels or are services that the Audit Committee has not specifically pre-approved under the Pre-Approval Policy. The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

All of the fees and services provided by PricewaterhouseCoopers LLP as noted herein were authorized and approved by the Audit Committee in compliance with the Pre-Approval Policy.

PERFORMANCE GRAPH

The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this performance graph by reference in such filing.

The following performance graph compares the cumulative total shareholder return on our common shares from December 31, 2000, until December 31, 2005, with the cumulative total return of (a) the NASDAQ Composite Index and (b) the Standard and Poor’s Homebuilding Index. The performance graph assumes the investment, on December 31, 2000, of $100 in our common shares, the NASDAQ Composite Index, and the Standard and Poor’s Homebuilding Index, and that all dividends were reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Description and Ownership of BRC

BRC is in the business of owning, managing and consulting on multifamily housing, commercial real estate and undeveloped real estate. Douglas G. Borror and David S. Borror, who are directors and executive officers of the Company, and Donald A. Borror, who is a director and officer of the Company, also are directors of BRC. David S. Borror, Douglas G. Borror and Terry E. George also serve as President, Executive Vice President and Vice President, respectively, of BRC. Mr. George additionally serves as Secretary and Treasurer, and is a director, of BRC. The Borror family, directly and through its ownership of BRC, beneficially owned approximately 49.6% of the Company’s outstanding common shares as of March 21, 2006.

BRC has issued and outstanding 81,567 Class A (voting) common shares and 273,195 Class B (non-voting) common shares, all of which are beneficially owned by the children of Donald A. Borror, in some cases through trusts for their benefit, and by Terry E. George. Through their ownership and control of BRC, such persons are in a position to control the Company. See “Ownership of Our Common Shares by Principal Shareholders” beginning at page 3 of this proxy statement. The following table sets forth the share ownership of BRC as of March 21, 2006:

Shareholders	Class A Shares	Percentage of Class A Shares	Class B Shares	Percentage of Class B Shares	Combined Total	Percentage of Combined
Douglas G. Borror, Trustee of the Douglas G. Borror Revocable Trust (1)	43,099	52.84%	120,656	44.16%	163,755	46.16%
David S. Borror	23,328	28.60%	81,874	29.97%	105,202	29.65%
David S. Borror, Trustee, 1987 Irrevocable Qualified Subchapter S Trust (2)	9,321	11.43%	54,605	19.99%	63,926	18.02%
Terry E. George	5,819	7.13%	16,060	5.88%	21,879	6.17%

Totals	81,567		273,195		354,762

(1)	The Douglas G. Borror Revocable Trust is a revocable trust established by Douglas Borror pursuant to a trust agreement dated June 18, 2001. During his lifetime, Douglas Borror is the sole trustee and beneficiary of the Douglas G. Borror Revocable Trust. Upon the death of Douglas Borror, David Borror becomes the trustee and Douglas Borror’s children become the sole beneficiaries of the Douglas G. Borror Revocable Trust.

(2)	The 1987 Irrevocable Qualified Subchapter-S Trust is an irrevocable trust established by Donald Borror pursuant to a trust agreement dated June 26, 1987 (the “Irrevocable Trust”). David Borror is the trustee of the Irrevocable Trust and Donna Myers (Donald and Joanne Borror’s daughter and Douglas and David Borror’s sister) is the sole beneficiary of the Irrevocable Trust. The Irrevocable Trust expires upon the death of Donald Borror.

BRC and its shareholders are parties to a Close Corporation Agreement (the “BRC Agreement”) that governs the operation of BRC and certain relationships among its shareholders. The BRC Agreement provides that all the voting power of the BRC shares is to be exercised by a majority of the directors of BRC, all of whom will be elected by Donald A. Borror and Douglas G. Borror jointly until the death or incapacity of either of them and, thereafter, by the other of them solely. David S. Borror has the right to appoint the directors of BRC in the event Douglas G. Borror and Donald A. Borror are both deceased or incapacitated and, in such event, it is anticipated that David S. Borror will appoint an advisory committee of the then existing members of the Board of Directors of the Company to assist him with material decisions affecting BRC, including issues involving BRC’s ownership of common shares of the Company.

Under the provisions of the BRC Agreement, David S. Borror is required to be elected as a director of BRC as long as he continues to hold at least 10% of the common shares of BRC, absent his removal for “cause” within the meaning of the BRC Agreement. As long as he continues to hold at least 10% of the common shares of BRC and as long as BRC has the ability to elect at least two directors of the Company, BRC also is required to use its best efforts to elect David S. Borror as a director of the Company. The BRC Agreement generally prohibits the transfer of common shares of BRC to persons who are not members of the Borror family unless certain procedures are followed. BRC is required to repurchase all of the common shares of BRC owned by Terry E. George in the event of his death or incapacity. BRC also is required to purchase a certain number of common shares of BRC from the estates of Borror family members. Under certain conditions, Borror family members who are not employed by BRC have the right to require BRC to repurchase common shares of BRC held by such family members. In certain instances, the obligation of BRC to repurchase common shares of BRC may be assumed by certain Borror family shareholders.

Transactions with BRC and Related Persons

The Company has an internal policy that requires transactions with our affiliates be on terms no less favorable to us than those reasonably available from unrelated third parties. All material transactions with affiliates must be reviewed for consistency with this policy, and approved, by the Audit Committee of the Board of Directors. Prior to October 2003, when the Audit Committee assumed responsibility for approval of related party transactions, all such material transactions were required to be approved by the Affiliated Transactions Review Committee.

We lease from BRC our two corporate offices in Central Ohio. The first building is approximately 40,000 gross square feet (37,557 net rentable square feet) and the lease commenced January 1, 1998. The lease has a term of twelve years and a triple net rental rate of $12.00 per square foot. On December 1, 2005, the rental rate was increased to $12.60 per square foot due to building improvements that were paid for by BRC. The lease provides two options for the Company to renew for periods of five years each at then-current market rates. The rental rate for the building was established by an MAI appraiser commissioned by the Affiliated Transactions Review Committee, and confirmed in a review by a second MAI appraiser. We paid $454,000 to BRC under this lease during 2005. We believe that the terms of this lease are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

The second office building that we lease from BRC is approximately 35,000 gross square feet (33,260 net rentable square feet) and the lease commenced November 1, 2003. The lease has a term of fifteen years and a triple net rental rate per square foot of $12.58 for the first five years, $13.18 for the second five years and $13.83 for the last five years. The lease also provides for two options for the Company to renew for periods of five years each at then-current market rates. During 2002, we purchased land and contracted to build this second corporate office building. On October 31, 2003, we sold the corporate office building to BRC for $4.5 million and leased it back. The sales price approximated our cost of the land and building. The terms of the sale and leaseback were negotiated based on bids from multiple third parties, reviewed by an MAI appraiser and approved by the Affiliated Transactions Review Committee. We paid $419,000 to BRC under this lease during 2005. We believe that the terms of this lease are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

Occasionally, our employees provide limited administrative services to BRC, for which we receive fees. We received aggregate fees of $4,800 from BRC for such administrative services in 2005.

Since 1998, we have purchased merchandise from The Johnson Family’s Diamond Cellar for employee service awards (to recognize years of service with the Company) and sales achievement awards. R. Andrew Johnson, a member of the Company’s Board of Directors since May 2004, is the Chief Executive Officer and a shareholder of The Johnson Family’s Diamond Cellar. In 2005, the Company purchased merchandise from The Johnson Family’s Diamond Cellar totaling approximately $14,640. This transaction was approved by our Audit Committee. Any purchases exceeding this amount in 2006 will require additional prior approval from the Audit Committee. We believe that the terms of our transactions with The Johnson Family’s Diamond Cellar are no less favorable to us than those reasonably available from unrelated third parties for comparable merchandise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by Commission regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2005, except that Mr. Terrence R. Thomas did not report his February 11, 2005 acquisition of 474 shares of “phantom stock” pursuant to the Executive Deferred Compensation until May 16, 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Number and Term of Directors

Section 2.02 of our Regulations provides for our directors to be divided into two classes, designated Class I directors and Class II directors. The directors are empowered to fix or change the number of directors, subject to the limitations that the number of directors may not be increased to more than ten (10) nor reduced to less than three (3). There are currently nine (9) directors serving on our Board, four (4) Class I directors and five (5) Class II directors. Effective as of the 2006 annual meeting of shareholders, Class II director Gerald E. Mayo will retire from the Board of Directors and the Company will have a total of eight (8) directors, including four (4) Class I directors and four (4) Class II directors. Proxies cannot, however, be voted for more than the one (1) nominee to serve as a Class I director and the four (4) nominees to serve as Class II directors. The vacancies are intended to provide the Board with flexibility in determining the Board’s composition in the future.

Nominees For Election at the Annual Meeting

Class I Directors

At the recommendation of our Governance Committee, the Board has nominated Robert R. McMaster to fill the vacancy in the Class I directors caused by the retirement, effective as of the 2006 annual meeting of shareholders, of C. Ronald Tilley. Upon election Mr. McMaster will serve as a member of the Board of Directors until the 2007 annual meeting of shareholders, the remaining term of Class I directors. The following table sets forth for Mr. McMaster and for each of the other Class I directors who will continue to serve as directors until the 2007 annual meeting of shareholders: his name, age, principal occupation, occupation held during the past five years, other companies of which he is a director, and the year in which he first became a director of the Company.

CLASS I DIRECTORS

(TERMS EXPIRE IN 2007)

Name	Age	Principal Occupation/Past Experience	Director Since
Nominee for Class I Director

Robert R. McMaster	58	Mr. McMaster is a private investor. Prior to his retirement in January 2005, he served as the Chief Executive Officer of ASP Westward, LLC and ASP Westward L.P. (and their predecessor companies Westward Communications Holdings, LLC and Westward Communications, L.P.) since 1997. Prior to	—

Name	Age	Principal Occupation/Past Experience	Director Since
		that time, Mr. McMaster spent 27 years with KPMG L.P. in a variety of positions including Ohio Valley Area Managing Partner and Columbus Office Managing Partner. He also served as a member of KPMG’s Management Committee from 1992 to 1997. Currently Mr. McMaster also serves on the board of directors of American Eagle Outfitters, Inc. and as chairman of its audit committee.

Continuing Class I Directors

David P. Blom	52	Mr. Blom has served as the Chief Executive Officer of OhioHealth, a not-for-profit, charitable health system based in Columbus, Ohio, since March 2002, and as its President since 1999. Prior to that time, Mr. Blom served OhioHealth as Executive Vice President and Chief Operating Officer from 1998 to 1999. Currently, Mr. Blom serves on the board of the Ohio Hospital Association.	2004

Douglas G. Borror	50	Mr. Borror has served as Chief Executive Officer of the Company since September 1992, as Chairman of the Board of Directors since July 1999. Mr. Borror also served as President of the Company from November 2004 until March 2006. Currently, Mr. Borror also serves on the board of directors of Bancinsurance Corporation and Columbia Gas of Ohio, Inc., and is a member of the Board of Trustees of The Ohio State University.	1984

Zuheir Sofia	61	Mr. Sofia is the Chairman of Sofia & Company, Inc., a private financial advisory firm, and is Managing Director of Cleary Gull Inc. and MBO Cleary Advisors Inc., SEC registered investment advisors. From 1986 to 1998, Mr. Sofia served as President, Chief Operating Officer, Treasurer and Director of Huntington Bancshares, Incorporated. Currently, Mr. Sofia serves on the board of directors of Lancaster Colony Corporation.	2003

Class II Directors

At the recommendation of our Governance Committee, the Board of Directors proposes the election of the four (4) nominees listed in the table below as Class II directors, each to serve until the 2008 annual meeting of shareholders. The table sets forth for each nominee: his name, age, principal occupation, occupation held during the past five years, other companies of which he is a director, and the year in which he first became a director of the Company.

CLASS II DIRECTORS

(NOMINEES FOR TERMS EXPIRING IN 2008)

Name	Age	Principal Occupation/Past Experience	Director Since
Donald A. Borror	76	Mr. Borror has served as Chairman Emeritus of the Company since July 1999. Prior to that time, Mr. Borror served as Chairman of the Board of Directors from 1978 through July 1999, and as President of the Company from 1977 to March 1987.	1978

David S. Borror	47	Mr. Borror has served as Corporate Executive Vice President of the Company since October 2003. From 1988 through September 2003, Mr. Borror served as Executive Vice President of the Company. Since December 2000, Mr. Borror has also served as President of BRC.	1985

R. Andrew Johnson	52	Mr. Johnson has served as Chief Executive Officer of The Johnson Family’s Diamond Cellar, a Columbus, Ohio based retail jewelry store and one of the largest independently owned jewelry companies in the nation, since January 2000. Currently, Mr. Johnson serves on the Board of Directors of Children’s Hospital.	2004

Carl A. Nelson, Jr.	60	Mr. Nelson has been an independent business consultant and lecturer at The Ohio State University since March 2002, when he retired as a partner from Arthur Andersen after 31 years of service. Mr. Nelson served as Managing Partner of the Arthur Andersen Columbus, Ohio office from 1994 until his retirement, and was the leader of the firm’s consulting services for the products industry in the United States. Currently, Mr. Nelson also serves on the board of directors of Worthington Industries, Inc., Market Sphere Consulting, Shearer’s Foods, Inc., Star Leasing, and Stonehenge Partners, Inc. Mr. Nelson also currently serves as chairman of the audit committee of Worthington Industries, Inc.	2003

Election Procedures

The Company has not received from any shareholder any notice of a proposed nominee for election at the 2006 annual meeting. It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Mr. McMaster as a Class I director and for the election of Messrs. Donald Borror, David Borror, Johnson, and Nelson as Class II directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to the Regulations, or our Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee.

All the nominees for election at the 2006 annual meeting have indicated a willingness to stand for election and to serve if elected, and our Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected as a director.

Recommendation and Vote

Our shareholders do not have cumulative voting rights in the election of directors. The five nominees receiving the greatest number of votes will be elected as directors.

Our Board of Directors recommends that you vote FOR the election of each of its nominees for director.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED

2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

At the annual meeting, we will submit to our shareholders a proposal to approve certain amendments (collectively, the “Amendment”) to the 2003 Incentive Equity Plan. The changes effected by the Amendment are to: (a) increase the authorized number of shares available for issuance under the 2003 Incentive Equity Plan from 500,000 shares to 1,250,000 shares, (b) allow for the award of whole shares to independent directors of the Company, which whole shares shall be issued in lieu of cash fees for service on the board of directors to which these directors might otherwise be entitled, and (c) to clarify that the restrictions on price and vesting of awards under the 2003 Incentive Equity Plan will not apply to grants of time-based restricted shares that vest in equal increments of not more than 33 1/3 percent. On March 20, 2006, our Board of Directors approved the Amendment.

This summary of the principal features of the 2003 Incentive Equity Plan is qualified in its entirety by the full text of the 2003 Incentive Equity Plan, which we have attached to this proxy statement as Appendix A and which we incorporate herein by reference.

General

The 2003 Incentive Equity Plan authorizes the granting of (i) incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) nonstatutory stock options, (iii) performance shares, (iv) performance units, (v) restricted shares, (vi) stock appreciation rights (“SARs”) and (vii) whole shares (ISOs, NSOs, performance shares, performance units, restricted shares, SARs and whole shares are referred to collectively as “Awards”). The purpose of the 2003 Incentive Equity Plan is to foster and promote our long-term financial success and to materially increase shareholder value by providing employees and eligible directors an opportunity to acquire an ownership interest in the Company and enabling us to attract and retain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of our business is largely dependent.

With shareholder approval of the Amendment, there will be 1,250,000 (subject to adjustment as described below) of our common shares authorized for issuance under the 2003 Incentive Equity Plan. However, in any year, no employee may be issued options affecting more than 50,000 common shares (subject to adjustment as described below), and SARs affecting more than 50,000 common shares (subject to adjustment as described below). Common shares subject to the 2003 Incentive Equity Plan may either be authorized but unissued shares or treasury shares. If any award granted under the 2003 Incentive Equity Plan is cancelled, terminated or otherwise settled without the issuance of any shares, the shares reserved for such award may again be granted under the 2003 Incentive Equity Plan.

2003 Incentive Equity Plan Table

Other than “director options,” as of the date of this Proxy Statement, no determination has been made regarding the identity of the participants to whom Awards will be granted under the 2003 Incentive Equity Plan, or the types of Awards or numbers of shares to be subject to Awards that will be granted to such participants other than with respect to the granting of 100,000 restricted shares to Jeffrey A. Croft, President and Chief Operating Officer of the Company. This award of restricted shares was granted to Mr. Croft in connection with his initial employment with the Company and is subject to shareholder approval of the Amendment.

We anticipate that, annually, each of our non-employee directors will be granted director options covering 2,500 common shares under the 2003 Incentive Equity Plan. Consequently, except for such option grants to our non-employee directors, it is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such persons or groups pursuant to the 2003 Incentive Equity Plan. All of our executives will be eligible to be granted Awards under the 2003 Incentive Equity Plan, including the executive officers named in the Summary Compensation Table. The following table sets forth the aggregate number of options granted to the persons and groups listed below, as of March 21, 2006, pursuant to the 2003 Incentive Equity Plan since its inception.

Name and Position	Number of Common Shares Underlying Options Granted Under the 2003 Incentive Equity Plan
Douglas G. Borror, Chairman and CEO	0
Donald A. Borror, Chairman Emeritus, Director and Nominee	0
David S. Borror, Corporate Executive VP, Director and Nominee	0
Terrence R. Thomas, former Senior Vice President of Finance and Chief Financial Officer	20,000
R. Andrew Johnson, Director and Nominee	5,000
Carl A. Nelson, Jr., Director and Nominee	7,500
Robert R. McMaster, Nominee	0
All current executive officers as a group (4 persons)	0
All current directors (including nominees) who are not executive officers as a group (8 persons)	40,000
All employees (including all current officers who are not executive officers) as a group (8 persons)	160,500

Summary of Operation of the 2003 Incentive Equity Plan

Administration of the 2003 Incentive Equity Plan

The 2003 Incentive Equity Plan is administered by the Compensation Committee, which has the authority to determine, among other things, the participants to whom Awards will be granted under the 2003 Incentive Equity Plan, the type of Awards to be granted, and the terms and conditions of such Awards. The Compensation Committee consists of not less than three members of the Board or directors (i) who are “outside directors” within the meaning of Treasury Regulation Sections 1.162-27(c)(4) and 1.162-27(e)(3)(i), (ii) who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (iii) who are “independent directors” for purposes of the listing standards of The Nasdaq Stock Market, and (iv) none of whom receive payment from us in any capacity other than as a director, except as permitted under Treasury Regulation Sections 1.162-27(e)(3)(ii) and (iii). The 2003 Incentive Equity Plan also allows the Compensation Committee to delegate ministerial duties and the authority to issue some Awards to employees who are not officers of the Company.

Options

Options may be granted under the 2003 Incentive Equity Plan. No ISO may be exercised more than ten years after it is granted, and any ISO which is granted to an individual who, on the effective date of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock then outstanding and entitled to vote, will not be exercisable more than five years after it is granted. No person may be granted ISOs under the 2003 Incentive Equity Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the shares with respect to which all incentive stock options held by such person are exercisable for the first time by such option holder during any calendar year under the 2003 Incentive Equity Plan and all other stock option plans maintained by us to exceed $100,000. ISOs may only be granted to persons who are common law employees of the Company at the time of grant.

Exercise of Options

Options will vest and be exercisable under a schedule described in each Award agreement. Although this schedule may vary, the Company expects that options will vest and be exercisable generally within three to five years after the date of grant. Director options will vest and be exercisable immediately after the date of grant. Options to purchase a fraction of a share of stock will be paid in cash equal to the fair market value of the fractional share. Unless otherwise provided in the Award agreement, no employee or director may exercise options for fewer than the lesser of (i) 100 shares, or (ii) the full number of shares for which options are then exercisable.

Option Exercise Price

The exercise price of each Option will be specified by the Compensation Committee in the Award agreement. For ISOs, the exercise price may not be less than the fair market value of a common share on the date of the grant. In addition, under the 2003 Incentive Equity Plan, no more than a de minimus number of Awards (including options) may constitute (in the aggregate): (a) options with an exercise price below fair market value; (b) time-based restricted shares that vest in less than three years, or (c) performance-based restricted shares that vest in less than one year. For purposes of the foregoing, the term de minimus means no more than ten percent (10%) of the authorized shares under the 2003 Incentive Equity Plan (currently 50,000), subject to adjustment for stock splits.

The fair market value of a common share on a particular date will be the closing sale price as shown on the Nasdaq National Market on the most recent trading day. As of the close of trading on March 21, 2006, the fair market value of a common share was $10.05 per share. In the case of any ISO granted to an individual who, on the effective date of the grant, owns shares possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price per share must be at least 110% of the fair market value of a common share on the effective date of the ISO grant.

Payment of Option Exercise Price and Tax Withholding

Unless otherwise specified in the Award agreement, payment of the exercise price must be made in cash. The Compensation Committee may, however, in its discretion and in accordance with applicable law, develop other procedures to permit participants to pay the exercise price, including by attesting or tendering shares having a fair market value equal to the exercise price of the Option. We will make appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of such Option. If the participant has not paid to us any required taxes, we may withhold from the value of the Award any amount necessary to comply with applicable law. The Compensation Committee may elect, in its sole discretion, to permit the participant to pay applicable taxes by cash or personal check, by having shares otherwise issuable under the 2003 Incentive Equity Plan withheld by us, by surrendering previously acquired common shares that the participant has held for at least six months or by a combination thereof.

Restricted Shares

Restricted shares consists of common shares granted to employees, without payment therefore, which are subject to restrictions during a restriction period. These Awards are additional compensation for services to us or one of our subsidiaries, and are subject to such terms and conditions as the Compensation Committee determines appropriate. Restricted shares may not be sold, assigned or otherwise transferred during the restriction period, throughout which the Compensation Committee will determine if the employee has met the conditions placed on the restricted shares. Subject to such other restrictions as are imposed by the Compensation Committee, we will normally hold the shares covered by a restricted share award in escrow pursuant to a stock power during the restriction period. Alternatively, restricted shares may instead be issued to the recipient with a legend evidencing the applicable restrictions. If all restrictions have been met by the end of the restriction period, the shares will be released from escrow (or any restrictions placed on the certificate removed) after the restriction period. If the restrictions have not been satisfied, the shares will be forfeited and will again become available for grants under the 2003 Incentive Equity Plan.

The 2003 Incentive Equity Plan provides that no more than a de minimus number of Awards granted thereunder may constitute (in the aggregate): (a) options with an exercise price below fair market value; (b) time-based restricted shares that vest in less than three years, or (c) performance-based restricted shares that vest in less than one year. For purposes of the foregoing, the term de minimus means Awards with respect to no more than 50,000 common shares, subject to adjustment for stock splits and other changes in the Company’s capitalization. In addition, for purposes of subsection (b) above, an Award in which 33- 1/3% of the grant vests at the end of each year after the grant date shall not be prohibited or count against the de minimus commitment.

During the restriction period, the employee to whom the restricted share Award is made may exercise full voting rights associated with the restricted shares and we will hold all dividends or other distributions in escrow for the employee. At the end of the restriction period, such dividends or distributions will be forfeited or distributed as discussed above.

Performance Shares and Performance Units

The Compensation Committee also may issue performance shares and performance units to employees based on the employee’s performance and overall contribution to preserve and increase our value. Based upon criteria set forth in the 2003 Incentive Equity Plan, which will be applied to the Company’s Chief Executive Officer and any other employee whose compensation is affected by Section 162(m) of the Code, the Compensation Committee may establish performance goals for an employee for a particular performance period. Any such goals must be communicated to the affected employee no later than the earlier of 90 days after the beginning of, or the expiration of 25% of, the performance period. The Compensation Committee will adjust performance goals to reflect any substantive changes in the employee’s description or duties and, to the extent such goals are based on common shares, to reflect any changes in our capitalization. At the end of the performance period, the employee’s performance will be assessed and performance shares or units will be either (i) forfeited, to the extent the goals have not been met, or (ii) valued and distributed, in a lump sum payment in the form of cash, stock or both, to the extent applicable goals have been met. Unless the Award agreement specifies otherwise, during the performance period employees may not exercise full voting rights associated with their performance shares or units, and all dividends or other distributions pertaining to the performance shares or units will be held by the Company in escrow and will be either distributed or forfeited as discussed above.

Performance shares also may be issued to employees who have contributed to the success of the Company without regard to specific performance standards.

Stock Appreciation Rights

The Compensation Committee may, in its discretion, grant a SAR to an employee. SARs may be granted either alone or affiliated or in tandem with any option granted under the 2003 Incentive Equity Plan. Upon the exercise of a SAR granted in tandem with an option, the option to which the SAR relates (or the corresponding portion thereof) will be forfeited upon payment of the exercised SAR. Upon the exercise of an option granted in tandem with a SAR, the SAR to which the option relates (or the corresponding portion thereof) will be forfeited. A tandem SAR will expire, unless previously exercised, no later than the expiration of the related option. The exercise price of a tandem SAR may not be less than the exercise price of the related option (or portion thereof) surrendered by the option holder, and the value of the payout for the tandem SAR will not be more than 100% of the difference between the exercise price of the related option and the fair market value of a common share subject to the related option at the time the SAR is exercised. A tandem SAR may only be exercised if the fair market value of the shares subject to the related option is larger than the exercise price of the related option.

An affiliated SAR will be deemed to be exercised at the time the affiliated option is exercised, and will expire no later than the date on which the affiliated option expires. The value of the payout for an affiliated SAR will not be more than the exercise price of the affiliated option and an affiliated SAR may only be exercised if the fair market value of the shares subject to the affiliated option is larger than the exercise price of the affiliated option.

SARs also may be issued on a freestanding basis subject to the terms specified in the Award agreement. The exercise price of a freestanding SAR may not be less than fair market value of a common share on the date of the grant. Freestanding SARs are not tied to a specific option and when exercised do not result in the forfeiture of any options. In its discretion the Compensation Committee may provide for the payment of a SAR in cash, shares or a combination of both.

Whole Shares

Whole shares consist of common shares granted to non-employee directors in lieu of the payment of director’s fees in cash. If, from time to time, the Committee elects to grant whole shares, it will issue a number of whole shares equal to all, or any portion, as determined by the Committee, of the director fees otherwise payable to a non-employee director for any fiscal quarter, divided by the closing price of a common share on the last day of the immediately preceding fiscal quarter.

In addition, any non-employee director, by providing notice to the Committee prior to the beginning of any fiscal quarter, may elect to receive all, or any portion, of his director fees in whole shares. If such an election is made, a non-employee director will receive a number of whole shares equal to the portion of the director fees set forth in the notice of the non-employee director divided by the closing price of a common share on the last day of the immediately preceding fiscal quarter. Whole shares may only be issued in lieu of the payment of director fees in cash and may not be issued to any person other than a non-employee director.

Exercise of Awards; Expiration and Termination

If exercisable by their terms, Awards generally must be exercised before the earlier of 90 days after the date of termination of service (unless the option holder continues to provide regular services to the Company as a director or, in the Committee’s discretion, as a consultant), the fixed expiration date or ten years from the date of grant in the case of a director’s option, NSOs or ISOs (5 years in the case of an ISO held by a 10% shareholder). If a participant’s employment is terminated for cause (as such term is defined in the 2003 Incentive Equity Plan), each of the participant’s outstanding Awards will be forfeited. In the event of the death or disability (as such term is defined in the 2003 Incentive Equity Plan) of a participant while in the employment of or while serving as a director on the Board, each of the participant’s unexercised Awards will become immediately exercisable by his or her estate and will expire on the earlier of (i) the fixed expiration date, or (ii) 12 months after the date of termination due to death or disability. In the case of retirement (as such term is defined in the 2003 Incentive Equity Plan), the participant’s unexercised Awards will expire on the earlier of (i) the fixed expiration date or (ii) 12 months after the termination of employment due to retirement (three months in the case of an ISO). If a participant fails to comply with certain requirements of the 2003 Incentive Equity Plan, such as obtaining the Company’s written consent before engaging in certain activities that may be adverse to its interests, he or she will forfeit all outstanding Awards. These activities are set forth in the 2003 Incentive Equity Plan.

Repricing

The 2003 Incentive Equity Plan prohibits the Compensation Committee from “repricing” outstanding Awards without shareholder approval. Repricing refers to a change by the Compensation Committee of any term of an outstanding Award (such as its exercise price or exercise period) or the exchange of an Award for another Award. The 2003 Incentive Equity Plan does allow the Company to repurchase any outstanding Award for cash at a value established, in good faith, by the Compensation Committee (such as the application of the Black-Scholes valuation model or similar model).

Change in Control

A “change in control” will be deemed to have occurred upon the happening of any of the following events:

•	Douglas Borror and David Borror both cease to be members of the Board of Directors;

•	any direct or indirect acquisition by a person or group, directly or indirectly, of our securities representing more than 40 percent of the combined voting power of our then outstanding securities; provided, however, that a “person” or “group” will not include:

•	the Company;

•	any entity under common control with the Company;

•	BRC Properties Inc. or any of its shareholders or members of the family of Donald A. Borror; or

•	any employee benefit plan of any entity described above;

•	the adoption or authorization by our shareholders of a definitive agreement for the merger or other business combination of the Company in which our shareholders will own less than 50 percent of the voting power in the surviving entity or for the sale or other disposition of all or substantially all of our assets; or

•	the adoption by our shareholders of a plan relating to the liquidation or dissolution of the Company.

In the event of a change in control:

•	each option (other than director options) outstanding on the date that the change in control occurs will be cancelled in exchange for cash equal to the excess between the change in control price (as defined in the 2003 Incentive Equity Plan) over the exercise price of the cancelled option, and all related SARs will be cancelled;

•	all directors options will be cancelled in exchange for a lump sum cash payment equal to the difference between the change in control price and the exercise price (if,

however, after the change in control, the common shares continue to be traded on an established securities market or the director continues to be a Board member, the director options will be unaffected by the change in control);

•	all freestanding SARs will be deemed exercisable and will be paid in a single lump sum cash payment;

•	all performance goals will be deemed to have been met and all performance shares and units will be distributed in a single lump sum cash payment;

•	all stock units will be settled for a lump sum cash payment; and

•	any restrictions applicable to restricted shares will lapse and will be unconditionally transferred to the holders.

The aforementioned accelerated payments will not be made if the Compensation Committee determines, prior to the change in control and subject to requirements contained in the 2003 Incentive Equity Plan, that immediately after the change in control, the Awards will be honored or assumed, or substantially equivalent rights having substantially equivalent value will be substituted therefore by the employee’s new employer.

Limitations on Transfer of Awards

With the permission of the Compensation Committee, a person who has been granted an Award under the 2003 Incentive Equity Plan may transfer such Award (other than an ISO) to a revocable inter vivos trust as to which the participant is the settlor or may transfer such Award to a “permissible transferee.” A permissible transferee is any member of the immediate family of the participant, any trust, whether revocable or irrevocable, solely for the benefit of members of the participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the participant’s immediate family or an organization described under Section 501(c)(3) of the Code. Any transferee of an Award will remain subject to all of the terms and conditions applicable to such Award and any rules prescribed by the Compensation Committee. A permissible transferee may not retransfer an Award except by will or the laws of descent and distribution, and then only to another permissible transferee. Other than as described above, an Award granted under the 2003 Incentive Equity Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom the Award was granted, may be exercised only by such employee, his guardian or legal representative.

Adjustments Upon Changes in Capitalization

The number of common shares available for Awards and subject to outstanding Awards under the 2003 Incentive Equity Plan will be adjusted, as appropriate, by the Compensation Committee in the event of any merger, consolidation, recapitalization, reclassification, split-up, combination of shares, stock dividend or other similar transaction affecting the common shares.

Amendment, Modification and Termination

The Board of Directors or the Compensation Committee may at any time terminate, suspend or amend the 2003 Incentive Equity Plan, in whole or in part, without shareholder approval. The Board of Directors or the Compensation Committee, however, may not amend the 2003 Incentive Equity Plan without shareholder approval if such approval is required (i) to satisfy the requirements of Rule 16b-3 under the Exchange Act, (ii) to satisfy applicable requirements of the Code, or (iii) to satisfy applicable requirements of The Nasdaq Stock Market or any securities exchange on which any of our equity securities are listed or traded. In addition, no amendment may result in the loss of a Compensation Committee member’s status as a “non-employee director,” cause the 2003 Incentive Equity Plan not to meet the requirements of Rule 16b-3 or, without the consent of the participant, adversely affect any Award issued before the amendment, termination or suspension.

By its terms, the 2003 Incentive Equity Plan will expire ten years after the date it was originally adopted by the Board of Directors.

Federal Income Tax Consequences

The following is a summary of the Federal income tax consequences to the participants in the 2003 Incentive Equity Plan and to the Company, based upon current income tax laws, regulations and rulings. We do not intend the following discussion to be a complete explanation of all of the federal income tax consequences of participating in the 2003 Incentive Equity Plan. Participants in the 2003 Incentive Equity Plan should consult their own personal tax advisors to determine the particular tax consequences of the 2003 Incentive Equity Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the tax laws from the date of this proxy statement.

Section 409A of the Internal Revenue Code creates new rules for amounts deferred under “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plans which may include various types of awards granted under the 2003 Incentive Equity Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events defined in Section 409A. The Internal Revenue Service has not finalized regulations describing the effect of Section 409A on the types of awards that may be granted under the 2003 Incentive Equity Plan. The Compensation Committee intends to administer the 2003 Incentive Equity Plan to avoid or minimize the effect of Section 409A and, if necessary, will amend the 2003 Incentive Equity Plan (and award agreements) to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

Incentive Stock Options

A participant does not realize income on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the participant will not realize any ordinary taxable income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. However, the participant will be required to include the difference between the fair market value of the shares of the shares acquired through the ISO exercise and the exercise price paid as an item of tax preference when calculating any potential alternative minimum tax. The participant’s basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with shares already owned by the participant). Provided the participant holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the participant’s basis in the shares. If a participant disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the participant will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the participant’s basis in the shares. Also in this case, the Company or its subsidiary will be entitled to a deduction in an amount equal to such income.

If a participant disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long- or short-term capital loss, depending upon the holding period of the shares, provided the participant holds the shares as a capital asset at the time of disposition.

Nonstatutory Stock Options

NSOs do not receive the special tax treatment accorded to ISOs under the Code. Although a participant does not recognize income at the time of the grant of the Option, he or she recognizes ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the shares on the date of exercise of the Option and the amount paid for the shares.

The excess of the fair market value of the shares on the date of exercise of an NSO over the exercise price is not treated as an item of “tax preference” as such term is used in the Code.

Payment of Exercise Price of Shares

If the participant exercises an Option by surrendering shares owned by him or her for at least six months (“Old Shares”), the following rules apply:

(1) To the extent the number of shares acquired (“New Shares”) exceeds the number of Old Shares exchanged, the participant will recognize ordinary income on the receipt of such additional shares (provided the option is not an ISO) in an amount equal to the fair market value of such additional shares less any amount paid for them and the Company or a subsidiary will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an ISO, the amount, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

(2) Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the participant exercises an ISO by surrendering Old Shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

(3) If the Old Shares surrendered were acquired by the participant by exercise of an ISO, then the exchange will not constitute an Early Disposition of the Old Shares unless the option being exercised is an ISO and the holding period applicable to an ISO has not been met at the time of the surrender.

Restricted Share Awards

A participant who is granted a restricted share award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to both a substantial risk of forfeiture and restrictions on transferability. Upon lapse or release of the risk of forfeiture or restriction on transferability, or upon a sale or disposition of the shares, the participant will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the shares. The Company or a subsidiary will be entitled to a corresponding deduction. The basis of the shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

A participant who is granted a restricted share award may elect to be taxed at ordinary income tax rates on the full fair market value of the shares at the time of issuance (less any consideration paid). The basis of the shares so acquired will be equal to the fair market value at such time. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Stock Appreciation Rights

Although the recipient of a SAR does not recognize income at the time the right is granted, the recipient will recognize income in the year the right is exercised in an amount equal to the cash and the fair market value of the property received. The Company or a subsidiary will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction shall be claimed in the taxable year in which the Award becomes payable to the recipient.

The Company or a subsidiary will be entitled to deduct as compensation the amount included in the recipient’s gross income as a result of the payment of the Award in stock only in the taxable year in which or with which ends the taxable year of the recipient in which the recipient recognizes gross income. If a SAR is paid in shares, the recipient’s basis will be equal to the fair market value of the shares when received, and the holding period will begin on that date. The gain or loss on the subsequent sale of these shares will be treated as a long term or short term capital gain or loss, depending on the length of time the were held.

Performance Shares and Units

Performance shares and units will become fully taxable to the recipient when the requirements on the shares or units are met, and such shares or units become earned and non-forfeitable. The participant will be taxed on the amount equal to the cash and/or fair market value received upon payment. The Company or a subsidiary will be entitled to deduct as compensation the amount included in the recipient’s gross income as a result of the payment of the Award in stock only in the taxable year in which or with which ends the taxable year of the recipient in which the recipient recognizes gross income. If Performance shares or units are paid in shares, the recipient’s basis will be equal to the fair market value of the shares when received, and the holding period will begin on that date. The gain or loss on the subsequent sale of these shares will be treated as a long term or short term capital gain or loss, depending on the length of time the were held.

Whole Shares

The fair market value of all whole shares will be fully taxable as ordinary income to the recipient. The Company or a subsidiary will be entitled to a corresponding deduction. The gain or loss on the subsequent sale of these shares will be treated as a long term or short term capital gain or loss, depending on the length of time the shares were held.

Taxation of Long-Term Capital Gains

Generally, for capital assets held for more than 12 months and sold after May 5, 2003, the maximum rate of tax on net capital gains is 15%. A 5% rate applies to taxpayers in the 10% and 15% ordinary income tax brackets.

Other Matters

The 2003 Incentive Equity Plan is intended to comply with Section 162(m) of the Code with respect to options, SARs, performance shares and performance units granted thereunder. Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation’s fiscal year and the four most highly compensated executive officers of the corporation, other than the chief executive officer, for the corporation’s fiscal year (collectively, the “Section 162(m) Officers”). The $1.0 million compensation deduction limitation does not apply to “performance-based compensation.” The final regulations issued by the Internal Revenue Service under Section 162(m) in December 1995 (the “IRS Regulations”) set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as “performance-based” for purposes of Section 162(m).

The 2003 Incentive Equity Plan is intended to satisfy the requirements of the IRS Regulations with respect to Awards granted thereunder.

Recommendation and Vote

Approval of the Amendment to the Amended and Restated 2003 Stock Option and Incentive Equity Plan will require the affirmative vote of the holders of a majority of our common shares issued and outstanding as of the record date.

Our Board of Directors recommends that you vote FOR the Amendment to the Amended and Restated 2003 Stock Option and Incentive Equity Plan.

PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

FOR 2007 ANNUAL MEETING

In order to be eligible to submit a proposal to be included in next year’s proxy statement and acted upon at the annual meeting of the shareholders of the Company to be held in 2007 (the “2007 Annual Meeting”), a shareholder must have continuously held at least $2,000 in market value, or 1% of our issued and outstanding common shares, for at least one year by the date on which the proposal is submitted. In addition, the shareholder must continue to hold the requisite number of our common shares through the date of the 2007 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and a statement that the shareholder intends to continue to hold the requisite number of our common shares through the date of the 2007 Annual Meeting. If the proponent is not a shareholder of record, proof of beneficial ownership of the requisite number of our common shares also should be submitted. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the 2007 Annual Meeting.

Any eligible shareholder who intends to submit a proposal for the 2007 Annual Meeting for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 14, 2006. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the rules of the Securities and Exchange Commission.

In addition, if a shareholder intends to submit a proposal at the 2007 Annual Meeting without the inclusion of that proposal in the Company’s proxy statement and form of proxy relating to that meeting and written notice of the proposal is not received by the Company on or before February 27, 2007, proxies solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on such proposal at such meeting.

ADDITIONAL INFORMATION

Upon the written request of any person solicited, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, excluding exhibits, which was filed with the Securities Exchange Commission on March 30, 2006. Such request should be addressed to Dominion Homes, Inc., Attn: Terry E. George, 5000 Tuttle Crossing Boulevard, Dublin, Ohio 43016-5555. The written request must include a statement that, as of the close of business on March 21, 2006, the person was the beneficial owner of our common shares.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no other business that will come before the annual meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matters in accordance with their best judgment. Our 2005 Annual Report to Shareholders, including financial statements, was furnished to our shareholders prior to or concurrently with the mailing of this proxy material.

By Order of the Board of Directors,

Christine A. Murry
Secretary

Appendix A

Amendment to the

Dominion Homes, Inc.

Amended and Restated 2003 Stock Option and Incentive Equity Plan

WHEREAS, Dominion Homes, Inc. (the “Company”) established the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan, effective March 11, 2003, as amended and restated May 12, 2004 and June 8, 2004 (the “Plan”); and

WHEREAS, pursuant to Section 12.00 of the Plan, the Board of Directors of the Company desires to amend certain provisions of the Plan; and

WHEREAS, subject to the approval of the Company’s shareholders, this Amendment will be effective as of the date it is adopted by the Board; provided, however, that any Award of Whole Shares (as defined below) granted before shareholder approval will be null and void if the shareholders fail to approve this Amendment; and

WHEREAS, in the event that the Company’s shareholders fail to approve this Amendment, the Plan will continue in effect, on the terms set forth therein, without giving effect to this Amendment;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 2.04 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

“Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock, Whole Share and Stock Appreciation Right issued under the Plan.”

2. A new Section 2.43 shall be added to the Plan as follows:

“2.43 Whole Share. A share of Stock issued under Section 7.05.”

3. The first sentence of Section 3.02 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

“Each Eligible Director [1] will become a Participant on the date he or she becomes an Eligible Director, [2] will receive the Awards described in Section 6.05 without any further action by the Committee and [3] may be granted Awards pursuant to the provisions of Section 7.05.”

4. Section 4.03[3][d] shall be deleted in its entirety and the following shall be substituted therefor:

[d] The restrictions described in Section 4.03[3][a], [b] and [c] will not apply to Awards affecting, in the aggregate, no more than 50,000 shares, adjusted as provided in Sections 5.02 and 5.03 or to any grant of time-based Restricted Stock that vests in equal annual increments of not more than 33-1/3 percent.

5. Section 5.01 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

“5.01 Number of Shares of Stock. Subject to Sections 5.02 and 5.03, the number of shares of Stock subject to Awards under the Plan may not be larger than 1,250,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.”

6. The heading of Section 7.00 of the Plan shall be renamed “7.00 RESTRICTED STOCK AND WHOLE SHARES.”

7. A new Section 7.05 shall be added to the Plan as follows:

“7.05 Whole Share Grants.

[1] Subject to the terms of the Plan and any Award Agreement, the Committee may elect to grant Whole Shares to Eligible Directors. If, from time to time, the Committee elects to grant Whole Shares, it may issue a number of Whole Shares equal to [a] all, or any portion, as determined by the Committee, of the Fees payable to an Eligible Director for any fiscal quarter, divided by [b] the Fair Market Value of a share of Stock on the first day of such fiscal quarter.

[2] Subject to the terms of the Plan and any Award Agreement, an Eligible Director may elect to receive Whole Shares in lieu of the payment of up to 100 percent of any Fees to which such Eligible Director is otherwise entitled to receive; provided that such election is communicated to the Committee prior to the first day of the fiscal quarter for which such Fees are otherwise payable. If an Eligible Director makes such an election, the Committee shall issue a number of Whole Shares equal to [a] the portion of the Fees elected by the Eligible Director to be paid in Whole Shares for any fiscal quarter, divided by [b] the Fair Market Value of a share of Stock on the first day of such fiscal quarter.

[3] Any Whole Shares issued under this Section 7.05 will be in lieu of any cash payment for such Fees to which the Eligible Director would otherwise be entitled. Share certificates for any Whole Shares issued under this Section 7.05 will be distributed as soon as administratively practicable following the last day of each fiscal quarter. For purposes of this Section 7.05, ‘Fees’ means the fees otherwise payable in cash to the Eligible Director by the Company as compensation for the Eligible Director’s service on the Board or any committee thereof for the applicable fiscal quarter of a Plan Year.

[4] Whole Shares may not be issued to any Participant other than Eligible Directors.”

DOMINION HOMES, INC.

AMENDED AND RESTATED 2003 STOCK OPTION

AND INCENTIVE EQUITY PLAN

(adopted March 11, 2003, as amended and restated May 12, 2004 and June 8, 2004)

1.00 PURPOSE

Effective March 11, 2003, the Company adopted the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan to foster and promote its long-term financial success and to materially increase shareholder value [1] by providing Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] by enabling the Company to attract and retain the services of outstanding Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent. To enhance these objectives, the Company amends and restates the Plan as provided in this document effective June 8, 2004.

2.00 DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

2.01 Act. The Securities Exchange Act of 1934, as amended.

2.02 Affiliated SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

2.03 Annual Meeting. The annual meeting of the Company’s shareholders.

2.04 Award. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock and Stock Appreciation Right issued under the Plan. During any single Plan Year, no Participant may be granted SARs affecting more than 50,000 shares of Stock allocated to the Plan (adjusted as provided in Section 5.03) and Options affecting more than 50,000 shares of Stock allocated to this Plan (adjusted as provided in Section 5.03), including Options and SARs that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during the Plan Year issued.

2.05 Award Agreement. The written agreement described in Section 4.03.

2.06 Beneficiary. The person a Member designates to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 13.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

2.07 Board. The Company’s Board of Directors.

2.08 Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Member:

[1] Any unauthorized disclosure of the Company’s or any Subsidiary’s business practices or accounts to a competitor that results in serious damage to the Company;

[2] Willful and wrongful misappropriation of funds, property or rights of the Company or any Subsidiary that results in serious damage to the Company or any Subsidiary;

[3] Willful and wrongful destruction of business records or other property that results in serious damage to the Company or any Subsidiary;

[4] Conviction of a felony involving moral turpitude;

[5] Conviction of a misdemeanor involving moral turpitude but only if the conviction arose as part of a plea bargain and relates to acts that were originally charged as felonies;

[6] Gross and willful misconduct that results in serious damage to the Company or any Subsidiary;

[7] Material breach of, or inability to perform, regularly assigned duties, other than by reason of disability (as defined in the Company’s short-term disability plan); or

[8] A Member’s failure to return to active employment with the Company or any Subsidiary within 30 days after the end of any disability (as defined in the Company’s short-term disability plan) but only if that period ends before the Member’s Retirement.

2.09 Change in Control. The occurrence of any of the following events:

[1] Douglas Borror and David Borror both cease to be members of the Board; or

[2] Any direct or indirect acquisition by a “person,” including a “group” [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Act”)] after which the “person” or “group” is the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that “person” or “group” will not include [a] the Company, [b] any entity under common control with the Company (within the meaning of Code §414), [c] BRC

Properties Inc. or any of its shareholders or members of the family (as defined in Code §318) of Donald Borror or [d] any employee benefit plan of any entity described in Section 2.09[2][a], [b] and/or [c] of this definition; or

[3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

[4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

2.10 Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

2.11 Code. The Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable regulations or rulings issued under the Code.

2.12 Committee.

[1] In the case of Awards to Eligible Directors, the Board; or

[2] In the case of all other Awards, the Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i), and [ii] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).

2.13 Company. Dominion Homes, Inc., an Ohio corporation

2.14 Director Option. A Nonstatutory Stock Option granted to an Eligible Director under Section 6.05.

2.15 Disability. Unless the Committee specifies otherwise in the Award Agreement:

[1] With respect to any Award other than an Incentive Stock Option, a Participant’s inability due to illness, accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company’s short-term disability plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative), provided that the Participant does not return to work on a substantially full-time basis within 30 days after the Company notifies the Participant that his employment is being terminated because of his or her Disability; or

[2] With respect to an Incentive Stock Option, as defined in Code §22(e)(3).

2.16 Effective Date. With respect to the Plan, March 11, 2003 and with respect to this amendment and restatement, the earlier of the date this amended and restated document is adopted by the Board or the date it is approved by the Company’s shareholders.

2.17 Eligible Director. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director’s status will be determined as of the Grant Date applicable to each affected Award.

2.18 Employee. Any person who, on an applicable Grant Date, is a common law employee of the Company or any Subsidiary and is performing services and to whom the Committee has granted an Award. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.19 Exercise Price. The price at which a Member may exercise an Award.

2.20 Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on the Nasdaq National Market or on an exchange, the reported “closing price” on the last trading day before the relevant date;

[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the last trading day before the relevant date; or

[3] If neither Section 2.20[1] nor Section 2.20[2] applies, the fair market value as determined by the Committee in good faith.

2.21 Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 9.00.

2.22 Grant Date. The date an Award is granted to a Participant, whether or not an Award Agreement is required.

2.23 Incentive Stock Option. Any Option granted under Section 6.00 that meets the conditions imposed under Code §422(b).

2.24 Member. Each Participant and Terminated Participant to whom an Award has been granted and which has not expired under the terms of the Award Agreement or as provided in Section 10.00.

2.25 Nonstatutory Stock Option. Any Option granted under Section 6.00 that is not an Incentive Stock Option.

2.26 Option. The right granted under the Plan to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

2.27 Participant. Any Employee or Eligible Director who has not Terminated.

2.28 Performance Goal. The conditions that must be met before an Employee will earn a Performance Share or Performance Unit.

2.29 Performance Period. The period over which the Committee will determine if applicable Performance Goals have been met.

2.30 Performance Share. An Award granted under Section 8.00.

2.31 Performance Unit. An Award granted under Section 8.00.

2.32 Plan. The Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan.

2.33 Plan Year. The Company’s fiscal year.

2.34 Prior Plan. The Dominion Homes, Inc. Incentive Stock Plan.

2.35 Restricted Stock. An Award granted under Section 7.00.

2.36 Restriction Period. The period over which the Committee will determine if an Employee has met conditions placed on Restricted Stock.

2.37 Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55.

2.38 Stock. A common share, without par value, issued by the Company.

2.39 Stock Appreciation Right (or “SAR”). An Award granted under Section 9.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

2.40 Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

2.41 Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 9.00.

2.42 Termination or Terminated. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason or [2] cessation of an Eligible Director’s service on the Board for any reason. However, a Member will not be treated as having Terminated if, without interruption, his or her status changes from Employee to Eligible Director or, if the Company agrees, from Employee or Eligible Director to consultant.

3.00 PARTICIPATION

3.01 Employees.

[1] Consistent with the terms of the Plan and subject to Sections 3.02 and 3.03, the Committee will:

[a] Decide which Employees may become Participants;

[b] Decide which Employees will be granted Awards; and

[c] Specify the type of Award to be granted and the terms upon which an Award will be granted.

[2] The Committee may establish different terms and conditions:

[a] For each type of Award;

[b] For each Employee receiving the same type of Award; and

[c] For the same Employees for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Eligible Directors. Each Eligible Director will [1] become a Participant on the date he or she becomes an Eligible Director and [2] receive the Awards described in Section 6.05 without any further action by the Committee. However, as of the date an Award is made, the Committee may complete and deliver an Award Agreement to each affected Eligible Director describing the terms of the Award.

3.03 Conditions of Participation. Each Participant receiving an Award agrees:

[1] If required by the Committee, to sign an Award Agreement acknowledging the terms of the Plan and of the Award;

[2] To be bound by the terms of the Award Agreement and the Plan; and

[3] To comply with other conditions imposed by the Committee.

4.00 ADMINISTRATION

4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Ministerial Duties. In its sole discretion and to the extent allowed by law and consistent with Plan objectives, the Committee may delegate any duties associated with the Plan to any person (including Employees) that it deems appropriate.

4.03 Award Agreement. At the time any Award is made, the Committee may prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:

[1] Will describe:

[a] The type of Award and when and how it may be exercised;

[b] The effect of exercising the Award; and

[c] Any Exercise Price associated with the Award.

[2] To the extent different from the terms of the Plan, will describe:

[a] Any conditions that must be met before the Award may be exercised;

[b] Any objective restrictions placed on Restricted Stock, Performance Shares and Performance Units and any performance related conditions and Performance Goals that must be met before those restrictions will be released;

[c] When and how an Award may be exercised; and

[d] Any other applicable terms and conditions affecting the Award.

[3] Except as provided in Section 4.03[3][d], will not:

[a] Establish an Exercise Price that is less than Fair Market Value on the Grant Date;

[b] Provide that the Restriction Period applying to any time-based Restricted Stock will be shorter than 36 consecutive calendar months beginning after the Grant Date; or

[c] Provide that the Restriction Period applying to any performance-based Restricted Stock or the Performance Period applying to any Performance Stock will be shorter than 12 consecutive calendar months beginning after the Grant Date; but

[d] The restrictions described in Section 4.03[3][a], [b] and [c] will not apply to Awards affecting, in the aggregate, no more than 50,000 shares, adjusted as provided in Sections 5.02 and 5.03 or to any grant of time-based Restricted Stock that vests in equal annual increments of 33-1/3 percent.

4.04 Repricing/Settlement. With the approval of the Company’s shareholders, the Committee may “reprice” (as defined under rules issued by the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded) any Award on any basis approved by the Company’s shareholders. Also, in its sole discretion, the Company may repurchase or settle any outstanding Award for cash at any time and on any basis it believes is appropriate and consistent with the Plan’s purposes.

5.00 STOCK SUBJECT TO PLAN

5.01 Number of Shares of Stock. Subject to Sections 5.02 and 5.03, the number of shares of Stock subject to Awards under the Plan may not be larger than 500,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Cancelled, Terminated or Forfeited Awards or Awards Settled for Cash. Any Stock subject to an Award that, for any reason, is cancelled, terminated or forfeited or otherwise settled without the issuance of the Stock may again be granted under the Plan.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will adjust as it deems appropriate [1] the number of Awards that may or will be issued to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently issued Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Awards.

6.00 OPTIONS

6.01 Grant of Options. The Committee may grant Options to Employees and Eligible Directors at any time during the term of this Plan. Options may be either [1] Incentive Stock Options or [2] Nonstatutory Stock Options. However, Options issued to Eligible Directors must always be Nonstatutory Stock Options.

6.02 Option Price. Subject to Section 4.03[3], each Option will bear the Exercise Price the Committee specifies in the Award Agreement. However, in the case of an Incentive Stock Option, the Exercise Price [1] will not be less than the Fair Market Value of a share of Stock on the Grant Date and [2] will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock.

6.03 Exercise of Options. Subject to the terms of the Plan, Options will be exercisable under the conditions specified in the Award Agreement. However:

[1] Any Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share.

[2] Unless the Committee specifies otherwise in the Award Agreement, no Employee may exercise Options for fewer than the smaller of:

[a] 100 shares of Stock; or

[b] The full number of shares of Stock for which Options are then exercisable.

[3] No Option may be exercised more than ten years after it is granted (five years in respect of an Incentive Stock Option, if the Employee owns [as defined in Code §424(d)] Stock possessing more than 10 percent of total combined voting power of all classes of Stock on the Grant Date).

6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered; nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422, or, without the consent of any affected Member, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421;

[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Member during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)]; and

[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.

6.05 Director Options.

[1] On the first business day after each Annual Meeting, each Eligible Director will be issued Director Options to purchase 2,500 shares of Stock. The Director Options issued under this section will be reduced (but not below zero) by any options issued for the same purpose under the Prior Plan.

[2] Subject to the terms of the Plan and the Award Agreement, each Director Option may be exercised at any time during the ten years beginning on the Grant Date.

[3] However:

[a] Any Director Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share;

[b] Unless the Committee specifies otherwise in the Award Agreement, no Eligible Director may exercise Director Options for fewer than the smaller of:

[i]	100 shares of Stock; or

[ii]	The full number of shares of Stock for which Director Options are then exercisable.

6.06 Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, at any time and in its discretion, develop, and extend to some or all Members, procedures through which Members may pay an Option’s Exercise Price, including allowing a Member to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

6.07 Transferability of Stock. Unless the Committee specifies otherwise in the Award Agreement, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the Company’s stock trading policy, the requirements of the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

7.00 RESTRICTED STOCK

7.01 Restricted Stock Grants. Subject to the terms of the Plan (including Section 4.03[3]) and the Award Agreement, the Committee may grant Restricted Stock to Employees at any time during the term of this Plan.

7.02 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. Restricted Stock normally will be held by the Company as escrow agent during the Restriction Period and will be distributed as described in Section 7.03. However, at any time during the Restriction Period, the Committee may, in its sole discretion, issue the Restricted Stock to the Employee in the form of certificates containing a legend describing restrictions imposed on the Restricted Stock.

7.03 Removal of Restrictions. Shares of Restricted Stock will be:

[1] Forfeited, if all restrictions have not been met at the end of the Restriction Period and again become available to be granted under the Plan; or

[2] Released from escrow and distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed) as soon as practicable after the last day of the Restriction Period if all restrictions have then been met.

7.04	Rights Associated with Restricted Stock. During the Restriction Period:

[1] Employees may exercise full voting rights associated with their Restricted Stock; and

[2] All dividends and other distributions paid with respect to any Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, these dividends will be distributed to the Employee or forfeited as provided in Section 7.03. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

8.00 PERFORMANCE SHARES AND PERFORMANCE UNITS

8.01 Performance Shares and Performance Unit Grants. Subject to the terms of the Plan (including Section 4.03[3]) and the Award Agreement, the Committee may grant Performance Shares or Performance Units to Employees at any time during the term of this Plan. However, Performance Shares and Performance Units will be granted to Participants whose compensation is subject to Code §162(m) [“Code §162(m) Participants”] solely under the terms of Section 8.02, while Performance Shares and Performance Units will be granted to Participants who are not Code §162(m) Participants solely under the terms of Section 8.03

8.02 Code §162(m) Participants.

[1] For each Performance Period, the Committee will establish the Performance Goal that will be applied to determine the Performance Shares or Performance Units that may be distributed at the end of the Performance Period to any Code §162(m) Participant.

[2] In establishing each affected Code §162(m) Participant’s Performance Goal, the Committee will consider the relevance of his or her assigned duties and responsibilities to factors that preserve and increase the Company’s value. These factors will include:

[a] Increasing sales;

[b] Developing new products and lines of revenue;

[c] Reducing operating expenses;

[d] Increasing customer satisfaction;

[e] Developing new markets and increasing the Company’s share of existing markets;

[f] Meeting completion schedules;

[g] Increasing standardized pricing;

[h] Developing and managing relationships with regulatory and other governmental agencies;

[i] Managing cash;

[j] Managing claims against the Company, including litigation;

[k] Identifying and completing strategic acquisitions; and

[l] Increasing the Company’s book value.

[3] The Committee will make adjustments that appropriately reflect:

[a] The effect on any Performance Goal of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Goal will be made [i] to the extent the Performance Goal is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Period in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Goal that is not based on Stock but which is affected by an event having an effect similar to those just described.

[b] A substantive change in a Code §162(m) Participant’s job description or assigned duties and responsibilities.

[4] Performance Goals will be established and communicated to each affected Code §162(m) Participant in an Award Agreement no later than the earlier of:

[a] 90 days after the beginning of the applicable Performance Period; or

[b] The expiration of 25 percent of the applicable Performance Period.

[5] As of the end of each Performance Period, the Committee will certify to the Board the extent to which each Code §162(m) Participant has or has not met the Performance Goals established under this section. These Performance Shares or Performance Units will be:

[a] Forfeited, to the extent that Performance Goals have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or

[b] Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) as soon as practicable after the last day of the Performance Period, to the extent that related Performance Goals have been met.

8.03 Non-Code §162(m) Participants. At its discretion, the Committee may issue Performance Shares and Performance Units to Participants who are not Code §162(m) Participants (“Non-Code §162(m) Participants”) by applying the procedures described in Section 8.02 or on any other basis it deems appropriate. These Performance Shares or Performance Units will be:

[1] Forfeited, to the extent that any Performance Goals or other standards (if any) have not been met, and again become available to be granted under the Plan; or

[2] Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) at a time determined by the Committee, to the extent that related Performance Goals (if any) have been met.

8.04 Rights Associated with Performance Shares and Performance Units. During the Performance Period, and unless any Award Agreement provides otherwise:

[1] Employees may not exercise voting rights associated with their Performance Shares or Performance Units; and

[2] No dividends or other distributions made or declared during the Performance Period will be paid with respect to any Performance Shares or Performance Units.

9.00 STOCK APPRECIATION RIGHTS

9.01 SAR Grants, Subject to the terms of the Plan and the Award Agreement, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees at any time during the term of this Plan.

9.02 Exercise Price. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

[1] In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;

[2] In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[3] In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.

9.03 Exercise of Affiliated SARs. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:

[1] An Affiliated SAR will expire no later than the date the related Option expires;

[2] The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

[3] An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

9.04 Exercise of Freestanding SARs. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

9.05 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. However:

[1] A Tandem SAR will expire no later than the date the related Option expires;

[2] The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

[3] A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.

9.06 Settling SARs.

[1] A Member exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

[b] The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.

[2] A Member will not receive any cash or other amount when exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

10.00 TERMINATION

10.01 Retirement. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months (three months in the case of Incentive Stock Options) beginning on the Retirement date (or any shorter period specified in the Award Agreement).

10.02 Death or Disability. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months beginning on the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).

10.03 Termination for Cause. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) if a Participant Terminates for Cause will be forfeited.

10.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 10.01 through 10.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days beginning on the date the Participant Terminates.

10.05 Limits on Exercisability/Forfeiture of Exercised Awards. Regardless of any other provision of this section or the Plan and unless the Committee specifies otherwise in the Award Agreement or the Company subsequently consents in writing, a Member who fails to comply with Section 10.05[3] will:

[1] Forfeit all outstanding Awards; and

[2] Forfeit all shares of Stock or cash (including dividends held in escrow under Section 7.04[2]) acquired or received by the exercise of any Award, lapse of any restrictions or attainment of any Performance Goals on the date of Termination or within 180 days before and 365 days after Terminating, including any amounts received under a cash settlement described in Section 4.04 but excluding amounts received as a consequence of a Change in Control as described in Section 11.00.

[3] The forfeiture described in Sections 10.05[1] and [2] will apply if, within the time period described in Section 10.05[2] the Member “competes” with the Company or any Subsidiary. For purposes of this section, “compete” means:

[a] Anywhere in the State of Ohio or in any other state in which the Company or any Subsidiary is conducting business when benefits are paid, the Member, without the written consent of the Company, provides advice with respect to, engages in or directly or indirectly supervises or assists the provision of any service or sale of any product that competes with any service or product of the Company or any Subsidiary; or

[b] Anywhere in any state, the Member accepts employment with, the Member provides advice to, or engages in or directly or indirectly supervises or assists the provision of any service or sale of any product by any person, company, partnership, corporation or other entity that builds homes, develops land or otherwise competes with the Company or any Subsidiary in any market, city or area in which the Company or any Subsidiary conducts business when benefits are paid.

11.00 CHANGE IN CONTROL

11.01 Accelerated Vesting and Settlement. Subject to Section 11.02, on the date of any Change in Control:

[1] [a] Each Option (other than Director Options) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled. However, the Committee, in its sole discretion, may offer the holders of the Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00;

[2] All Performance Goals associated with Performance Shares or Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment;

[3] All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment; and

[4] All Restricted Stock will be released from escrow and distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed).

11.02 Alternative Awards. Section 11.01 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Award (collectively “Alternative Awards”) by the Employee’s employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

[1] Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on the Nasdaq National Market or a national securities exchange or system;

[2] Provide the Employee (or each Employee in a class of Employees) rights and entitlements substantially equivalent to the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment, provided that such substitution of an Award will not constitute a modification, extension or renewal of any Award;

[3] Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted; and

[4] Provide that, if the Employee’s employment is involuntarily Terminated without Cause or constructively Terminated by the Employee, any conditions on the Employee’s rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or lapse.

For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee’s compensation or job responsibilities (when compared to the Employee’s compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee’s principal place of employment to a location at least 50 miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee’s written consent but only if the material reduction or relocation occurs within 24 months after the Change in Control.

11.03 Director Options. Upon a Change in Control, each outstanding Director Option will be cancelled unless [1] the Stock continues to be traded on an established securities market after the Change in Control or [2] the Eligible Director continues to be a Board member after the Change in Control. In the situations just described, the Director Option will be unaffected by a Change in Control. Any Director Option to be cancelled under the next preceding sentence will be exchanged [3] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option or [4] at the Committee’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option and the Fair Market Value of any fractional share of Stock will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Director Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Director Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00.

11.04 Coordination of Change In Control Benefits. Unless otherwise specified in a separate agreement between the Company and the Participant (including an Award Agreement), if the sum of the benefits received due to a Change in Control and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitute “excess parachute payments” as defined in Code §280G(b)(1), the Company and or Subsidiary will reduce the amounts paid to the Participant under this Plan so that his or her total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would be an “excess parachute payment.”

12.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] the Nasdaq National Market or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member, adversely affect any Award issued before the amendment, modification or termination.

13.00 MISCELLANEOUS

13.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Member’s lifetime, may be exercised only by the Member, the Member’s guardian or legal representative. However, with the permission of the Committee, a Member or a specified group of Members may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Member is the settlor, or may transfer Awards (other than an Incentive Stock Option) to any member of the Member’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Member’s immediate family, any partnership or limited liability company whose only partners or members are members of the Member’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code §501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

13.02 Beneficiary Designation. Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Member’s death. Each designation made will revoke all prior designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Member has not made an effective Beneficiary designation, the deceased Member’s Beneficiary will be his or her surviving spouse or, if none, the deceased Member’s estate. The identity of a Member’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Member and will not be inferred from any other evidence.

13.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Employee’s employment at any time;

[2] Conferring on any Participant any right to continue as an employee or director of the Company or any Subsidiary;

[3] Guaranteeing that any common-law employee will be selected to be a Participant; or

[4] Guaranteeing that any Member will receive any future Awards.

13.04 Tax Withholding.

[1] The Company will withhold from other amounts owed to the Member, or require a Member to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Member (or if there are no other payments due to the Member), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[a] Thirty days after the settlement date; or

[b] The date the Member remits the required amount.

If the Member has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Member.

[2] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Member to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[a] By having shares of Stock otherwise issuable under the Award withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b] By delivering to the Company previously acquired shares of Stock that the Member has owned for at least six months;

[c] By remitting cash to the Company; or

[d] By remitting a personal check immediately payable to the Company.

13.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

13.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

13.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the Nasdaq National Market or any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

13.08 Term of Plan. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of at least a majority of the common shares issued and outstanding as of the record date for the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 12.00, the Plan will continue until the tenth anniversary of the Effective Date.

13.09 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

13.10 No Impact on Other Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Member’s rights under any other employee benefit plan.

13.11 Effect on Prior Plan. Upon shareholder approval of the Plan, the Prior Plan will terminate; however, all outstanding Awards at the time of termination will continue to be governed by the rights and terms of the Prior Plan until exercised or forfeited.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY DOMINION HOMES, INC.

Proxy for the Annual Meeting of Shareholders to be held on May 10, 2006			For	With- hold	For All Except

This Proxy is solicited on behalf of the Board of Directors

The undersigned holder(s) of common shares, no par value (“Common Shares”) of Dominion Homes, Inc. (the “Company”) hereby constitutes and appoints William G. Cornely and Terry E. George, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders (“Annual Meeting”) of the Company to be held at the Company’s corporate offices at 5000 Tuttle Crossing Boulevard, Dublin, Ohio, 43016 on May 10, 2006, at 9:00 a.m., local time, and any adjournment or adjournments thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournments thereof:

		1. FOR election as Directors of all the nominees listed below (except as marked to the contrary below). Class 1 Director Robert R. McMaster Class I1 Directors	☐	☐	☐

Donald A. Borror, David S. Borror, R. Andrew Johnson, and Carl A. Nelson, Jr.

INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. Approval of amendments to the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan as set forth in the 2006 Notice of Annual Meeting of Shareholders.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Please be sure to sign and date this Proxy in the box below.	Date

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, “FOR” THE APPROVAL OF AMENDMENTS TO THE DOMINION HOMES, INC. AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE EQUITY PLAN, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in the enclosed envelope. DOMINION HOMES, INC.

All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 10, 2006, Annual Meeting.

Please sign exactly as your name appears hereon. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by authorized officer. If shares are registered in two names, both shareholders should sign. Please note any change of address on this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOMINION HOMES, INC.

PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
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